UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Alliance One International, Inc.

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ALLIANCE ONE INTERNATIONAL, INC.

8001 Aerial Center Parkway

Morrisville, North Carolina 27560

Notice of Annual Meeting of Shareholders

To be Held August 11, 2016

Dear Shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Alliance One International, Inc. (“Alliance One” or the “Company”), to be held at Noah’s Event Venue, 5180 Paramount Parkway, Morrisville, North Carolina 27560, on Thursday, August 11, 2016 at 10:00 a.m. to:

(a)	elect three directors to serve until the 2019 annual meeting, each as named in the accompanying proxy statement;

(b)	ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2017;

(c)	adopt a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the accompanying proxy statement;

(d)	approve the proposed Alliance One International, Inc. 2016 Incentive Plan;

(e)	vote on a shareholder proposal requesting that the Company participate in mediation of alleged human rights violations; and

(f)	transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on June 10, 2016 will be entitled to vote at the meeting.

The Company’s proxy statement and proxy are enclosed, as is the Annual Report to shareholders for the fiscal year ended March 31, 2016.

By Order of the Board of Directors

William L. O’Quinn, Jr.
Secretary

July 15, 2016

Important Notice Regarding the Availability of Proxy Materials

for

The Annual Meeting of Shareholders to be Held on August 11, 2016

The Proxy Statement and Annual Report are available on the internet at:

http://www.astproxyportal.com/ast/20132/

YOUR VOTE IS VERY IMPORTANT TO US. FOR VOTING INSTRUCTIONS, PLEASE SEE FREQUENTLY ASKED QUESTION NUMBER 5, WHICH APPEARS ON PAGE 1 OF THIS PROXY STATEMENT.

ALLIANCE ONE INTERNATIONAL, INC.

PROXY STATEMENT

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PROXY VOTING OPTIONS

Your vote is important!

Whether or not you expect to attend the annual meeting, we urge you to vote your shares. At this year’s annual meeting, you may vote in person at the annual meeting, or you may vote by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card or voting instruction form at your earliest convenience. Your prompt vote will ensure the presence of a quorum at the meeting and will save Alliance One the expense of additional solicitation. If you vote now and later decide to change your vote or to vote your shares at the meeting, you may do so by following instructions found elsewhere in this proxy statement.

The fastest and most convenient way to vote your shares is by the Internet or telephone, using the instructions on this page. Internet and telephone votes are immediately confirmed and tabulated, and reduce postage and proxy tabulation costs.

If you prefer to vote by mail, please return the enclosed proxy card or voting instruction form in the addressed, prepaid envelope we have provided. Do not return the paper ballot if you vote via the Internet or by telephone.

For Registered Shareholders To Vote by Internet - www.voteproxy.com

Internet voting is available 24 hours a day, 7 days a week until 11:59 PM Eastern Daylight Time on August 10, 2016.

Instructions:

1.  Read this Proxy Statement.

2.  Go to the following website: www.voteproxy.com and follow the on-screen instructions, or scan the QR code with your smartphone.

3.  Have your proxy card or voting instruction form in hand and follow the instructions.

For Registered Shareholders To Vote by Telephone - Dial 1-800-PROXIES (1-800-776-9437) in the United States or +1-718-921-8500 from foreign countries from any touch-tone telephone. Voting by phone is available 24 hours a day, 7 days a week until 11:59 PM Eastern Daylight Time on August 10, 2016.

Instructions:

1.  Read this Proxy Statement.

2.  Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or +1-718-921-8500 from foreign countries.

3.  Have your proxy card or voting instruction form in hand and follow the instructions.

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FREQUENTLY ASKED QUESTIONS

1.	Who is soliciting my proxy?

The Board of Directors is soliciting your proxy for the annual meeting of shareholders to be held on Thursday, August 11, 2016, in order to provide you the opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the meeting in person.

2.	Who pays for the solicitation of proxies?

Alliance One bears the cost of soliciting proxies, and will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of stock. The Company may utilize employees to solicit proxies by mail, in person or by telephone. The Company has engaged Georgeson, Inc., to assist in the solicitation of proxies and provide informational support for a service fee and the reimbursement of customary disbursements that together are not expected to exceed $10,000 in the aggregate.

3.	Who is entitled to vote?

You may vote if you owned shares of Alliance One common stock on June 10, 2016, the date established by the Board for determining shareholders entitled to vote at the annual meeting. On that date there were 8,900,078 shares of common stock outstanding and entitled to vote, with each such share having the right to one vote.

4.	What is the difference between holding shares as a registered shareholder and holding the shares in street name?

If your shares are owned directly in your name with our transfer agent, American Stock Transfer & Trust Company (“American Stock Transfer”), you are considered a registered shareholder with respect to those shares.

If your shares are held in a brokerage account or by a bank, you hold the shares in street name.

5.	How do I vote my shares?

Even if you plan to attend the annual meeting, you are encouraged to vote your shares by proxy.

If you are a registered shareholder, you have four options for voting your shares:

●	over the Internet at the internet address referenced on page (ii) of this proxy statement, and shown on the enclosed proxy card;

●	by telephone through the number(s) referenced on page (ii) of this proxy statement, and shown on the enclosed proxy card;

●	by completing, signing, dating and returning the enclosed proxy card by mail; or

●	in person at the annual meeting.

If you hold your shares in street name, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote at the annual meeting, you must request a legal proxy from your bank, broker or other nominee and present that proxy, together with proof of your identity, for admittance to the meeting.

6.	Will my shares be voted if I do not return my proxy card or instruction form, or vote by telephone or over the Internet?

If you are a registered shareholder or if you hold restricted stock, your shares will not be voted unless you vote your shares using the four options for voting listed above.

If your shares are held in street name, your shares may be voted even if you do not vote by internet, by telephone or by providing voting instructions on your proxy card. Brokerage firms have the authority under the New York Stock Exchange (“NYSE”) rules to vote shares on behalf of their customers on certain “routine” matters if you do not provide the brokerage firm with voting instructions. The ratification of the selection of independent auditors is considered a routine matter for which brokerage firms may vote shares without voting instructions from the customer. The election of director nominees, the advisory vote to approve the compensation of executive officers, the proposal to approve the proposed Alliance One International, Inc. 2016 Incentive Plan and the vote on the shareholder proposal are not considered “routine” under NYSE rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” It is important therefore that you provide appropriate voting instructions to your brokerage firm with respect to your vote on these matters.

7.	What does it mean if I receive more than one proxy card or instruction form?

It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of the shares. For assistance consolidating your accounts to the extent possible, you may contact our transfer agent, American Stock Transfer, at 1-866-627-2656.

8.	Can I change my vote after returning my proxy card or instruction form, or voting by telephone or over the Internet?

If you are a registered shareholder you may change your vote in one of two ways:

●	by voting on a later date by telephone or over the Internet (only your last telephone or Internet vote is counted); or

●

by delivering a later dated proxy card to our Secretary, either prior to or at the meeting; or by voting your shares in person at the meeting. In order to vote your shares at the annual meeting, you must specifically revoke a previously submitted proxy.

If you hold your shares in nominee or “street name” through a bank or broker, you should contact your bank, broker or other nominee to find out how to revoke your proxy and change your vote.

All signed proxies that have not been revoked will be voted at the meeting.

9.	How many votes are needed to hold the meeting?

A quorum of shareholders is necessary to hold a valid meeting. The holders of record as of the June 10, 2016 record date, present in person or by proxy at the meeting, of a majority of the shares entitled to vote constitute a quorum. Once a share is represented for any purpose at the meeting, it is considered present for quorum purposes for the remainder of the meeting. Abstentions and “broker non-votes” will be counted in determining the existence of a quorum. A quorum is necessary to conduct business at the annual meeting.

If a quorum is not present, the meeting may be adjourned from time to time without any further notice other than announcement at the meeting.

10.	What items of business will be conducted at the meeting?

●	The election of three directors to serve until the 2019 annual meeting or, in each case, until the election of their respective successors.

●	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2017.

●	The adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement.

●	The approval of the proposed Alliance One International, Inc. 2016 Incentive Plan.

●

If presented at the annual meeting by the shareholder proposing the resolution, a vote on a shareholder proposal requesting that the Company participate in mediation of alleged human rights violations.

●	Any other business properly brought before the meeting.

11.	How many votes are needed to elect the nominees for director?

The election of each nominee for director requires a plurality of the votes cast by shareholders entitled to vote at the meeting. Because directors are elected by a plurality, abstentions, withheld votes and broker non-votes will have no effect on their election.

However, pursuant to the Company’s Corporate Governance Guidelines, any person (including an incumbent Director) nominated for election as a Director who is elected by a plurality of votes cast for his or her election, but who does not receive a majority of the votes cast for his or her election, must promptly tender his or her resignation following certification of the shareholder vote. Thereafter, the Board, acting on the recommendation of the Governance and Nominating Committee, must determine within 90 days after the certification of the shareholder vote whether to accept the resignation.

12.	How many votes are needed to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors?

The selection of Deloitte & Touche, LLP as the Company’s independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.” Abstentions will not be included in the vote totals for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors.

13.	What are the voting choices when casting the advisory vote on the compensation of the Company’s named executive officers and what is the effect of the vote?

When voting on the compensation of the Company’s named executive officers, shareholders may:

●	vote in favor of the compensation of the Company’s named executive officers;

●	vote against the compensation of the Company’s named executive officers; or

●	abstain from voting.

The resolution approving, on an advisory basis, the compensation of the Company’s named executive officers will be adopted if the votes cast “FOR” the resolution exceed the votes cast “AGAINST” the resolution. Abstentions and broker non-votes will not be included in the vote totals for the approval of the shareholder proposal. This vote is not binding upon the Company, the Board or the Executive Compensation Committee. Nevertheless, the Executive Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

14.	How many votes are needed to approve the proposed Alliance One International, Inc. 2016 Incentive Plan?

Under the rules of the NYSE, the approval of the proposed Alliance One International, Inc. 2016 Incentive Plan requires that a majority of the votes cast on this proposal be cast “FOR” approval. Because approval is required by a majority of the votes cast on the proposal, abstentions, which will be considered to be votes “cast,” will have the effect of a vote “AGAINST” approval.

15.	How many votes are needed to approve the shareholder proposal requesting that the Company participate in mediation of alleged human rights violations?

The shareholder proposal will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.” Abstentions and broker non-votes will not be included in the vote totals for the approval of the shareholder proposal.

16.	What are the Board’s recommendations on the matters to be presented for a shareholder vote?

The Board recommends that shareholders vote:

●	“FOR” the election as directors of the three nominees named in this proxy statement;

●	“FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2017;

●	“FOR” adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement;

●	“FOR” approval of proposed Alliance One International, Inc. 2016 Incentive Plan; and

●	“AGAINST” approval of the shareholder proposal requesting that the Company participate in mediation of alleged human rights violations.

If you return a valid proxy card or respond by telephone or Internet in the manner described above and do not include instructions on how you want to vote, your shares will be voted in accordance with the Board’s recommendations on the matters listed above and in accordance with the discretion of the proxy holders on any other matter that properly comes before the annual meeting.

17.	How will proxies be voted on other matters that are properly brought before the meeting?

The Company is not aware of any other business to be presented at the meeting. However, if any other matter is properly brought before the meeting, the proxies received will be voted on those items in accordance with the discretion of the proxy holders.

18.	Can I access these proxy materials on the Internet?

This proxy statement and our 2016 annual report to shareholders are available at http://www.astproxyportal.com/ast/20132/.

19.	Will the directors be present at the meeting?

It is Alliance One’s policy that directors attend the annual meetings of shareholders and we currently expect all of our directors to attend the 2016 annual meeting.

20.	What is required to attend the meeting?

The annual meeting is a private business meeting. Attendance at the annual meeting will be limited to our shareholders as of the record date of June 10, 2016 and to guests of the Company. A shareholder who owned shares registered in his or her name as of June 10, 2016 must present proper identification at the registration desk for admittance to the annual meeting.

If you are a shareholder and plan to attend the annual meeting and your shares are held in street name (for example, if your shares are held through an account maintained by a bank or securities broker), you must present evidence of your stock ownership as of June 10, 2016 in order to be admitted to the annual meeting. You can obtain this evidence from your bank or brokerage firm. If your shares are held in street name as of June 10, 2016 and you intend to vote your shares at the annual meeting, you must request a legal proxy from your bank, broker or other nominee and present that proxy at the annual meeting registration desk. Further, if you are a shareholder that intends to have a representative attend the annual meeting on your behalf, you must also provide such representative with a legal proxy, and such proxy must be presented at the annual meeting registration desk. We encourage (i) shareholders who plan to attend the annual meeting and whose shares are held in street name as of June 10, 2016, and (ii) shareholders that plan to have a representative attend on their behalf, to contact the Company in advance by writing to Office of the Secretary, Alliance One International, Inc., 8001 Aerial Center Parkway, Morrisville, North Carolina 27560, providing the information described above. Following such process in advance will help expedite admittance to the annual meeting on the date of the meeting. Whether you are a registered shareholder, your shares are held in street name, or you are a duly authorized proxy holder for a shareholder, proper identification will be required to obtain admittance to the annual meeting.

21.	Will shareholders have an opportunity to ask questions at the meeting?

Yes. Following action on the items to be presented to the shareholders for a vote at the meeting, Company representatives will be available to answer shareholder questions.

22.	Will there be rules for the conduct of the meeting?

In accordance with the Company’s Amended and Restated Bylaws and Virginia corporation law, our Chairman of the Board has the right and authority to determine and maintain the rules, regulations and procedures for the conduct of the annual meeting, including, but not limited to, maintaining order and the safety of those in attendance, dismissing business not properly submitted, opening and closing the polls for voting and limiting time allowed for discussion of the business at the meeting. Failure to abide by the meeting rules may result in expulsion from the meeting. A copy of the meeting rules will be provided to all shareholders and guests properly attending the annual meeting and will be available at the registration desk.

23.	How can I find out the final voting results for the annual meeting?

The Company will publish final voting results in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the annual meeting. The Form 8-K will be accessible through the “Company Filings Search” page under the “Filings” tab on the SEC’s website at www.sec.gov and through the Company’s website, www.aointl.com.

GOVERNANCE OF THE COMPANY

The Board fosters and encourages an environment of strong corporate governance, including disclosure controls and procedures, internal controls, fiscal accountability, high ethical standards and compliance with applicable policies, laws and regulations. Re-examining Company practices and setting new standards is an ongoing process as the area of corporate governance continues to evolve. Therefore, the Board has charged the Governance and Nominating Committee to periodically review and recommend appropriate changes to the Board’s governance practices and policies.

Shareholder Access to Governance Documents

Website

The Company’s governance-related documents are available on its website at www.aointl.com. Available documents include the Company’s Corporate Governance Guidelines, Code of Business Conduct and charters of the Audit, Executive Compensation and Governance and Nominating Committees. When changes are made to any of these documents, updated copies are posted on the website as soon as practical thereafter.

Written Request

Copies of the Company’s governance documents are also available, free of charge, by written request addressed to: Corporate Secretary, Alliance One International, Inc., 8001 Aerial Center Parkway, P. O. Box 2009, Morrisville, North Carolina 27560.

Communications to the Board of Directors

Shareholders and interested parties may communicate with the Board of Directors, any committee of the Board, the Lead Independent Director or any individual director, as appropriate. Communications must be made in writing to the Corporate Secretary, Alliance One International, Inc., 8001 Aerial Center Parkway, P. O. Box 2009, Morrisville, North Carolina 27560. The Secretary will determine in his good faith judgment which communications to relay to the applicable directors.

See the paragraphs entitled “Shareholder Nominations - 2017 Annual Meeting” and “Shareholder Proposals – 2017 Annual Meeting,” for guidelines specific to those types of communications with the Board.

Code of Business Conduct

Alliance One has a Code of Business Conduct that clearly defines the Company’s expectations for legal and ethical behavior on the part of every Alliance One director, officer, employee and agent. The Code of Business Conduct also governs Alliance One’s principal executive officer, principal financial officer and principal accounting officer. It is designed to deter wrongdoing and promote honest and ethical business conduct in all aspects of the Company’s affairs. Any waiver of the Code of Business Conduct for any director or executive officer would require approval by the Board of Directors and would be disclosed immediately thereafter to shareholders via the Company’s website, www.aointl.com.

Corporate Governance Guidelines

The Alliance One Corporate Governance Guidelines, in conjunction with the charters of key Board committees, inform shareholders, employees, customers and other constituents of the Board’s principles as a governing body. The Guidelines are reviewed at least annually by the Board.

Determination of Independence of Directors

For a director to be deemed “independent,” the Board of Directors of Alliance One must affirmatively determine that the director has no material relationship with Alliance One either directly or as a partner, shareholder or officer of an organization that has a relationship with Alliance One. In making this determination, the Board applies the following standards:

●

A director who is an employee, or whose immediate family member is an executive officer of Alliance One, is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following such employment.

●

A director who receives (or whose immediate family member receives) more than $120,000 per year in direct compensation from Alliance One is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer will not count toward the $120,000 limitation.

●	A director who is a current partner or employee of (or whose immediate family member is a current partner of) Alliance One’s internal or external auditor is not independent.

●	A director who has an immediate family member who is an employee of Alliance One’s internal or external auditor and who personally works on the Company’s current audit is not independent.

●

A director who (or whose immediate family member) was within the past three years a partner or employee of Alliance One’s internal or external auditor and personally worked on the Company’s audit during that time is not independent.

●

A director who is employed (or whose immediate family member is employed) as an executive officer of another company where any of Alliance One’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or employment relationship.

●

A director who is an employee (or whose immediate family member is an executive officer) of a company that makes payments to, or receives payments from, Alliance One for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after falling below such threshold.

Board Leadership Structure

The Bylaws of the Company provide that the Board shall designate a Chairman of the Board from its membership. It is the Board’s preferred governance structure to separate the roles of Chairman and Chief Executive Officer (“CEO”). The Chairman presides at all meetings of the shareholders, the Board of Directors and the Executive Committee and has such other powers as are conferred upon him or her by the Board. Mark W. Kehaya currently serves as Chairman of the Board and J. Pieter Sikkel serves as President and CEO.

The Company’s Corporate Governance Guidelines provide that if the current governance structure changes and the Chairman also serves as CEO, Board members should raise any issues regarding the performance or compensation of the CEO with the Chairman of the Executive Compensation Committee and all other issues should be raised with the Lead Independent Director.

The Governance and Nominating Committee annually recommends a Lead Independent Director for approval by the Board. The role of the Lead Independent Director is to preside at executive sessions of the non-management directors, act as the liaison between the non-management directors and the CEO, and consult with the Chairman and CEO on Board agendas as necessary. There is no mandatory rotation or term limit associated with the role of Lead Independent Director. C. Richard Green, Jr., currently serves as Lead Independent Director.

The Board’s Role in Risk Oversight

Our Company faces a variety of risks, including credit, liquidity, operational, regulatory, environmental and others regularly disclosed in our public filings. The Board believes that an effective risk management system is necessary to (1) identify material risks that the Company faces, (2) communicate necessary information with respect to such risks to senior management and, as appropriate, the Board or its committees, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into the Company’s decision making.

The Board has delegated to the Audit Committee the primary responsibility for overseeing risk management. The Audit Committee is comprised solely of independent directors and, pursuant to its charter, periodically discusses policies with management with respect to risk assessment and risk management and assesses the steps management has taken to minimize such risks to the Company. The Audit Committee makes periodic reports to the Board regarding the Company’s risks and regarding its analyses and conclusions as to the adequacy of the Company’s risk management processes.

The Board encourages management to promote a culture that incorporates risk management into our Company’s strategy and business operations. The Company maintains an active Compliance Program; at least quarterly the Company’s Global Disclosure Committee conducts a thorough and detailed review of risks, including potential risks, which are systematically reported and tracked through resolution; and, finally, the Company’s senior management actively oversees the processes by which risk assessment and risk management are undertaken.

Governance and Nominating Committee Process

Alliance One’s Board of Directors has a Governance and Nominating Committee composed entirely of independent directors and governed by a charter. As stated in the charter, it is the responsibility of the Committee to identify and evaluate potential candidates to serve on the Board. Candidates may be identified through a variety of means, including professional or personal contacts of directors, shareholder recommendations or a third-party firm engaged in the recruitment of directors.

Candidates are assessed by the Committee in view of the responsibilities, qualifications and independence requirements set forth in the Corporate Governance Guidelines. Candidate assessment begins with a review of the candidate’s background, education, experience and other qualifications. Candidates viewed favorably by the Committee then meet, either individually or collectively, with the Chairman of the Board, the Chairman of the Governance and Nominating Committee and other directors as appropriate, prior to being recommended for election to the Board.

An invitation to join the Board of Directors is extended only after a candidate’s qualifications have been reviewed by the Committee, the Committee has formally recommended the candidate to the Board for approval, and the Board has approved the candidate’s election by a majority vote. Invitations are extended on behalf of the Board by the Chairman.

Director Conflicts of Interest

The Alliance One Corporate Governance Guidelines provide that if an actual or potential conflict of interest arises for a director, the director is required to promptly inform the Chief Executive Officer and the Lead Independent Director. If a significant conflict exists and cannot be resolved, the Corporate Governance Guidelines call for the director to resign. The Corporate Governance Guidelines call for all directors to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Shareholder Nominations – 2017 Annual Meeting

Any shareholder entitled to vote in the election of directors generally may nominate at a meeting one or more persons for election as a director if written notice of such nomination or nominations is delivered or mailed to the Secretary of the Corporation in accordance with the Company’s Bylaws, which state that such notification must include:

●	the name, age and address of each proposed nominee;

●	the principal occupation of each proposed nominee;

●	the nominee’s qualifications to serve as a director;

●	the name and address of the notifying shareholders;

●	the number of shares owned by the notifying shareholder;

●	a description of agreements or arrangements between the notifying shareholder and any other person(s) in connection with director nominations;

●	a description of agreements or arrangements entered into by the notifying shareholder with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the voting power of the notifying shareholder; and

●

a representation that the notifying shareholder is a holder of record of shares of capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the nomination(s).

As required by the Company’s Bylaws, nominations for the 2017 annual meeting must be received by the Secretary of the Company not later than April 13, 2017. The notice must be updated following the later of the record date or the first public announcement of the record date for the meeting to reflect changes to certain of this information. The Secretary will deliver all such notices to the Governance and Nominating Committee which will consider such candidates. The Governance and Nominating Committee shall thereafter make its recommendation to the Board of Directors, and the Board of Directors shall in turn make its determination with respect to whether such candidate should be nominated for election as a director.

Shareholder Proposals – 2017 Annual Meeting

To be considered for inclusion in the Company’s proxy statement for the 2017 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Corporation by March 17, 2017, and must be submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, the laws of the Commonwealth of Virginia and the Bylaws of the Company.

Pursuant to the Bylaws of the Company, in order for any business to be brought before the 2017 annual meeting by a shareholder, the proposal must be received by the Secretary of the Company not later than April 13, 2017. As to each matter the shareholder proposes to bring before the 2017 annual meeting, the notice must include:

●	a brief description of the business desired to be brought before the 2017 annual meeting and the reasons for conducting such business at the 2017 annual meeting;

●	the name and record address of the shareholder proposing the business;

●	the number of shares beneficially owned by the shareholder;

●	any material interest the shareholder has in such business;

●	a description of agreements or arrangements between the notifying shareholder and any other person(s) in connection with the proposal of business;

●

a description of agreements or arrangements entered into by the notifying shareholder with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the voting power of the shareholder;

●

a representation that the notifying shareholder is a holder of record of shares of capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the business.

The notice must be updated following the later of the record date or the first public announcement of the record date for the meeting to reflect changes to certain of this information.

BOARD OF DIRECTORS

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Bylaws currently provide that the Board of Directors consists of ten directors until the commencement of the annual meeting of shareholders held in 2016, at which time such number shall be nine directors, divided into three classes as nearly equal in number as possible. Current director Norman A. Scher will be retiring from the Board of Directors as of the commencement of the 2016 annual meeting.

The three directors nominated for election at the 2016 annual meeting to serve three-year terms are Mr. Jeffrey A. Eckmann, Ms. Joyce L. Fitzpatrick, and Mr. John D. Rice. Each of the three nominees is currently a director of Alliance One, with a term of office scheduled to expire at the 2016 annual meeting.

The Governance and Nominating Committee has recommended to the Board of Directors and the Board of Directors has approved each of the nominees for election to the Board of Directors. The Board has determined that each of the nominees is independent from management. All nominees have consented to serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Director Biographies

The following information is furnished with respect to the nominees for election as directors at the 2016 annual meeting, and the directors whose term of office will continue after the 2016 annual meeting:

Class I

Nominees for the Term Expiring in 2019

Jeffrey A. Eckmann – Age 63, Director since 2013

Retired since April 2008. Group President of Reynolds American, Inc., a manufacturer of consumer tobacco products, from October 2006 to April 2008, Executive Vice President – Strategy and Business Development of Reynolds American, Inc., from January 2006 to October 2006, and Executive Vice President – Strategy, Integration, Information Technology and Business Development of Reynolds American, Inc., from September 2004 to January 2006. Senior Vice President and Chief Financial Officer of Brown & Williamson Tobacco Corporation, a manufacturer of consumer tobacco products, from January 2001 to August 2004.

Joyce L. Fitzpatrick – Age 61, Director since 2012

President of Fitzpatrick Communications, Inc., a public relations firm concentrating in corporate and crisis communications, litigation support, issue management, media relations and public affairs, since 2002. Prior thereto, Ms. Fitzpatrick was a Senior Vice President at Ruder-Finn, Inc., a multinational public relations firm.

John D. Rice – Age 62, Director since 2013

Retired since June 2012. Vice Chairman of Archer-Daniels-Midland Company, a Fortune 30 agribusiness, from November 2010 to June 2012. During his 36-year career with Archer-Daniels-Midland, Mr. Rice held numerous senior positions, including the roles of Executive Vice President – Commercial and Production from August 2007 to October 2010, Executive Vice President – Global Risk Management and Marketing from February 2005 to August 2007, and Senior Vice President – Corn Processing, Global BioProducts and Food from February 2000 to February 2005.

Class II

Directors with a Term Expiring in 2017

C. Richard Green, Jr. – Age 72, Director since 2003

Retired since April 2002. Non-Executive Director of ITC Limited, a company in India engaged in operating hotels, agricultural exports and manufacturing cigarettes and paperboard, from July 1999 to April 2008. Regional Director of British American Tobacco, a multinational tobacco company, from January 1999 to April 2002.

Nigel G. Howard – Age 70, Director since 2005

Retired since December 2003. Non-Executive Chairman of Zotefoams PLC, a manufacturer of industrial foams, from January 2007 through March 2016, and Non-Executive Director of Zotefoams from January 2006 to December 2006. Deputy Chief Executive of The Morgan Crucible Company plc, a designer, developer and supplier of products made from carbon, ceramic and magnetic materials, from September 2002 to December 2003, and Director of The Morgan Crucible Company from September 1992 to December 2003. Deputy Chairman, Assam Carbon Products, Ltd., India, March 1977 to August 2005. Mr. Howard does not currently serve on the board of directors of any other public company, but within the last five years served as a director of Zotefoams PLC.

J. Pieter Sikkel - Age 52, Director since 2011

President and Chief Executive Officer of Alliance One since March 1, 2013, having previously served as President from December 14, 2010 through February 28, 2013, as Executive Vice President – Business Strategy and Relationship Management from April 2007 through December 13, 2010, and as Regional Director of Asia from May 2005 until April 2007. Employed by Standard Commercial from January 1983 until May 2005, serving as Regional Director of Asia from March 1999 until May 2005, Country Manager of China from June 1991 until March 1999, and prior thereto in various positions in South Korea, the Philippines and Thailand.

Class III

Directors with a Term Expiring in 2018

Carl L. Hausmann – Age 69, Director since 2013

Retired since June 2012. Managing Director – Global Government & Corporate Affairs of Bunge Limited, a leading global agribusiness and food company, from April 2010 to June 2012, having previously served as President and Chief Executive Officer of Bunge North America Inc., from January 2004 to March 2010, and President and Chief Executive Officer of Bunge Europe S.A. from October 2002 through December 2003. Prior thereto, Mr. Hausmann served as Chairman and Chief Executive Officer of Cereol SA, from June 2001 to October 2002. Mr. Hausmann currently serves on the board of directors of Wayne Farms, Inc.

Mark W. Kehaya – Age 48, Director since 2005

A founding partner of Meriturn Partners, LLC, an investment firm specializing in restructurings and turnarounds of middle-market companies, since January 2002. Mr. Kehaya has served as Chairman of Madvapes Holdings, LLC, an owner and operator of retail vape shops and manufacturer and wholesaler of related products, since August 2015. Previously, Mr. Kehaya served as Alliance One’s Interim Chief Executive Officer from December 14, 2010 through February 28, 2013; as President, Chief Executive Officer and Chief Operating Officer of Eturn Communications, Inc., a software solutions provider, from November 2000 to October 2001; and from April 1993 until March 2000, was employed by Standard Commercial Corporation (“Standard Commercial”), serving variously as Assistant to the President, Finance Director of the Tobacco Division, Vice President - Planning, and as Chief Executive Officer of Standard Commercial’s tobacco processing facility in St. Petersburg, Russia. Mr. Kehaya currently serves on the board of directors of Wayne Farms, Inc.

Martin R. Wade, III – Age 67, Director since 2001

President and Chief Executive Officer of Broadcaster, Inc. (formerly International Microcomputer Software Inc.), a company engaged in the internet service provider and applications businesses, since September 2006, and Chief Executive Officer of International Microcomputer Software Inc., since September 2001. Partner in Residence with Catalyst Acquisition Group, an investment firm focusing on the acquisition and restructuring of distressed companies in the United States and internationally, since September 2007. Director, President and Chief Executive

Officer of Digital Creative Development Corporation (“DC2”), a developer of entertainment content companies focusing on broadband content delivery and providing Internet-related business-to-business services, from May 2001 to August 2001, and Director and Executive Vice President of DC2 from June 2000 to April 2001. Managing Director of Prudential Securities, Inc., a global securities firm, from May 1998 to June 2000. Mr. Wade currently serves on the board of directors of Broadcaster, Inc., and within the last five years has been a director of Readers Digest Association, Inc., and RDA Holding Co.

Director Qualifications

The Company’s Corporate Governance Guidelines require that our directors have diverse professional backgrounds, combine a broad spectrum of experience and expertise, and possess a reputation for the highest personal and professional ethics, integrity and values. The Governance and Nominating Committee is responsible for identifying specific skills and characteristics that may be sought in light of the current make-up of the Board and its anticipated needs going forward, and considers factors including experience in areas relevant to the strategy and operations of the Company’s businesses, particularly the tobacco industry, the ability to actively participate in and contribute to the deliberations of the Board, international business experience, the capacity and desire to represent the balanced, best interest of the shareholders, the ability to exercise independent judgment and decision making, the time available to devote to the responsibilities of a director and the Board’s diversity of background, personal and professional experience, gender and ethnicity. Determination of whether an individual meets these qualifications is made in the business judgment of the Board. The Corporate Governance Guidelines do not include any limitations on the age of director nominees.

The Company believes that the Board meets the foregoing criteria and that, additionally, its members as a whole encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. Potential candidates for membership on the Company’s Board are reviewed in the context of the current composition of the Board and the evolving needs of the Company. It is the Company’s policy to have a majority of directors qualify as “Independent” under the listing requirements of the New York Stock Exchange and the Company’s own Corporate Governance Guidelines. The Governance and Nominating Committee identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experience; and recommends nominees for director to the Board for approval.

Each of the nominees for election as a director at the 2016 annual meeting and each of the Company’s current directors who will continue in office after the 2016 annual meeting hold or has held senior executive positions in large, complex organizations. In these positions they have also gained experience in core management skills such as strategic and financial planning, financial reporting, corporate governance, risk management and leadership development.

Several of our directors have direct experience in the tobacco industry in addition to their service as a director of our Company or one of its corporate predecessors. Mr. Kehaya, prior to his service as the Company’s Interim Chief Executive Officer between December 2010 and February 2013, served in various management capacities for one of our corporate predecessors, including managing a tobacco processing facility in St. Petersburg, Russia; and has financial experience as a partner at Meriturn Partners, LLC and operating experience as Chief Executive Officer and Chief Operating Officer of Eturn Communications. Mr. Green has significant management experience in the tobacco industry, having served for many years as an executive of British American Tobacco and as a director of ITC Limited (India). Mr. Eckmann served in multiple executive capacities with both Reynolds American and Brown & Williamson, and also has substantial accounting and financial experience as the former Chief Financial Officer of Brown & Williamson. Mr. Sikkel has extensive tobacco industry experience, having served for over twenty years in management positions in the Company and one of our corporate predecessors.

Other directors have considerable managerial and other experience as executives in a broad range of industries. Mr. Wade has substantial managerial and operating experience as Chief Executive Officer of several firms and financial experience as a managing director of Prudential Securities. Mr. Rice has an extensive background in the operation and management of a multinational agribusiness, with multiple executive positions, including Vice Chairman, over his 36-year career with Archer-Daniels-Midland. Mr. Hausmann similarly has extensive experience in managing global agribusiness organizations, including his service as President and Chief Executive Officer of Bunge North America and Chief Executive Officer of Cereol SA, as well as considerable experience in government and corporate affairs from his service as Managing Director of such functions at Bunge Limited. Mr. Howard has significant managerial and international business experience as an executive of Morgan Crucible Company PLC and Assam Carbon Products, Ltd., India. Ms. Fitzpatrick combines executive experience as the president of a corporate communications firm for the past 14 years, and as an officer of a multinational public relations firm before that, with a depth of expertise and public relations experience developed over a more than 25 year career of providing strategic advice to corporations, universities and non-profit organizations.

In connection with his service as a partner at Meriturn Partners, LLC, an investment firm specializing in restructurings and turnarounds of middle-market companies, Mr. Kehaya served as interim Chief Executive Officer of Prime Tanning Co., Inc., between March 2009 and December 2009, until a permanent replacement could be found. On November 16, 2010, Prime Tanning Co., Inc., filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Maine.

The Governance and Nominating Committee and the Board believe that each of the nominees and the continuing directors has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and thought; and the commitment to devote significant time and energy to service on the Board and its Committees. Consideration of the specific experiences, qualifications and skills of the directors as listed above, as well as the common attributes listed in this paragraph, led to the conclusion that each of the nominees and continuing directors should serve as a director of the Company.

Board Diversity

Historically, the Board has implemented and assessed the effectiveness of its guideline to achieve diversity in professional backgrounds by reviewing and evaluating information detailing the positions held by incumbent directors and proposed director candidates, as well as the industries in which they work or had worked in the past. The Company’s Corporate Governance Guidelines provide that diversity of gender and ethnicity are factors that the Governance and Nominating Committee may consider in recommending nominees for election to the Board. These factors were considered by the Governance and Nominating Committee in making its recommendation that each of Jeffrey A. Eckmann, Joyce L. Fitzpatrick, and John D. Rice be nominated for re-election to the Board. By the inclusion of these provisions to the Corporate Governance Guidelines, the Board encourages consideration of these factors, but does not anticipate that consideration of such matters of diversity would, of itself, result in the displacement of qualified incumbent directors. Instead, the Board anticipates that these factors have the most impact in the evaluation of new candidates joining the Board. The Board believes that Ms. Fitzpatrick contributes to the Board’s diversity.

Independence

The Board has affirmatively determined that the directors and nominees listed herein, with the exception of Mr. Kehaya who served as Interim Chief Executive Officer of the Company between December 2010 and February 2013, and Mr. Sikkel who is currently President and Chief Executive Officer of the Company, are independent as that term is defined under the Corporate Governance Standards of the New York Stock Exchange.

Director Stock Ownership Guidelines

In November 2012, the Board of Directors adopted amended stock ownership guidelines, which it further revised in March 2015, pursuant to which each then-incumbent non-executive director has until three years after November 6, 2012, and each director elected after November 6, 2012 has three years after the individual becomes a director, to accumulate ownership of Alliance One common stock having a market value that equals or exceeds three (3) times the then-current annual base cash retainer (excluding committee fees and equity grants) payable to non-executive directors for their service on the Board. Shares held by immediate family members residing in the same household, shares of restricted stock (whether vested or unvested), and shares held in trust for the benefit of the director count toward the threshold established under such stock ownership guidelines. Under the guidelines, if a director is not in compliance with the required ownership levels, the director may not dispose of any shares acquired (other than to satisfy the tax liability incurred in connection with the acquisition of the shares). Ms. Fitzpatrick and Messrs. Green, Howard, Kehaya, Scher and Wade were in compliance with the guidelines on April 30, 2016, the date of the last annual evaluation. Annual assessment of guidelines compliance by Messrs. Eckmann, Hausmann and Rice will commence following the third anniversary of the respective dates of their initial election as directors.

Board Committees and Membership

The Board has standing Audit, Executive, Executive Compensation, Governance and Nominating, and Social Responsibility and Corporate Affairs Committees. With the exception of the Executive Committee, each committee operates under a charter approved by the Board. Such charters, containing descriptions of the committees’ responsibilities, are available on our website, www.aointl.com. All members of the Audit, Executive Compensation and Governance and Nominating Committees meet the requirements for independence set forth by the New York Stock Exchange in Section 303A.02 of the Listed Company Manual. Further, the Board has determined that each member of the Audit Committee meets the additional requirements for independence set forth by the New York Stock Exchange in Section 303A.07 of the Listed Company Manual, and that each member of the Executive Compensation Committee meets the additional requirements for independence set forth by the New York Stock Exchange in Section 303A.05 of the Listed Company Manual.

The following table indicates the current membership of, and number of meetings held during fiscal year 2016 by, each current committee of the Board. The Board anticipates that the membership of these committees will be adjusted following the 2016 annual meeting to reflect the retirement of Mr. Scher.

Committee Membership
	Audit	Executive	Executive Compensation	Governance and Nominating	Social Responsibility and Corporate Affairs
Mr. Eckmann	X*				X
Ms. Fitzpatrick				X	X*
Mr. Green		X	X	X
Mr. Hausmann			X		X
Mr. Howard		X	X*
Mr. Kehaya		X*			X
Mr. Rice	X			X*
Mr. Scher	X			X
Mr. Sikkel		X
Mr. Wade	X			X

FY2016 Meetings *Chairman	10	1	5	7	5

The Audit Committee currently consists of Mr. Eckmann (Chairman), Mr. Rice, Mr. Scher and Mr. Wade. This Committee’s principal responsibilities include overseeing accounting policies, auditing and reporting practices; selecting, overseeing, evaluating, compensating and replacing independent auditors; overseeing the internal audit function; evaluating the adequacy and effectiveness of internal controls and risk management policies; overseeing compliance with legal and regulatory requirements; providing for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters; and preparing a committee report for inclusion in the annual proxy statement.

The Executive Committee currently consists of Mr. Kehaya (Chairman), Mr. Green, Mr. Howard and Mr. Sikkel. This Committee meets on call and has the authority to act on behalf of the Board when the full Board is not in session.

The Executive Compensation Committee currently consists of Mr. Howard (Chairman), Mr. Green and Mr. Hausmann. This Committee’s principal responsibilities include reviewing and approving incentive compensation and equity-based plans consistent with shareholder-approved plans; where appropriate, making recommendations to the Board with respect to new incentive compensation plans and equity-based plans for Board or shareholder approval; reviewing and approving salaries and incentive awards for executive officers; reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer; evaluating CEO performance; recommending to the independent directors the compensation of the CEO, including base salary and incentive awards; and preparing a committee report on executive compensation for inclusion in the annual proxy statement.

The Governance and Nominating Committee currently consists of Mr. Rice (Chairman), Ms. Fitzpatrick, Mr. Green, Mr. Scher and Mr. Wade. This Committee’s principal responsibilities include analyzing the structure, size and composition of the Board; developing and monitoring director selection criteria; identifying, recruiting, evaluating and recommending to the Board qualified nominees for election to the Board of Directors at the Annual Meeting of Shareholders; reviewing and recommending to the Board Corporate Governance Guidelines; overseeing the adoption and periodic review of committee charters; overseeing the Company’s Compliance Program;

recommending to the Board, when appropriate, the removal of a director; recommending to the Board directors to serve as Chairman, Lead Independent Director, committee chairs and committee members; recommending to the Board the retirement policy and remuneration of non-employee directors; providing for Board and committee self-evaluations; and reporting to the Board its conclusions regarding the Board’s effectiveness and performance.

The Social Responsibility and Corporate Affairs Committee currently consists of Ms. Fitzpatrick (Chairman), Mr. Eckmann, Mr. Hausmann and Mr. Kehaya. The Committee’s principal responsibilities include monitoring the Company’s strategy regarding, and management of, issues relating to good corporate citizenship, environmental sustainability, human rights and labor practices, health and safety and other emerging social issues (collectively, “Corporate Social Responsibility Issues”); reviewing global regulatory and public policy issues affecting the Company and the Company’s positions thereon; monitoring the Company’s relationships with key stakeholders; monitoring plans for the production of, and review, the AOI Sustainability Report and related issue-specific reports; reviewing the Company’s progress against key sustainability goals, targets and commitments; and reviewing and making recommendations to the Board regarding shareholder proposals relating to Corporate Social Responsibility Issues.

In addition to these standing committees, on October 29, 2015 the Board of Directors established a special committee composed of Mr. Green, Mr. Eckmann and Mr. Rice, respectively the Company’s Lead Independent Director, the Chairman of the Audit Committee and the Chairman of the Governance and Nominating Committee, to monitor and periodically report to the Board of Directors regarding the investigation regarding discrepancies in accounts receivable and inventory at the Company’s Kenyan subsidiary, and any other matters that may arise in the course of such investigation. The special committee was delegated the authority to determine the identity of persons to direct the investigation, to meet periodically with independent legal counsel and forensic accountants retained with respect to the investigation, and to receive reports from such counsel, forensic accountants and other persons as deemed appropriate by the special committee. Soon after it was established, the special committee met or participated in update sessions on a regular and recurring basis with independent counsel and/or forensic accountants with respect to the planning, scope and conduct of the investigation, status of the investigation as it progressed, and the findings of the investigation and recommended remedial actions. Commencing on March 29, 2016, the members of the Audit Committee not also serving on the special committee attended these regular sessions as well. On May 25, 2016, the Company filed an amendment to its Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and an amendment to its Quarterly Report on Form 10-Q for the period ended June 30, 2015 restating its financial statements contained in those reports to correct the accounting errors determined over the course of this investigation. From its establishment to the filing of these reports, the special committee met twenty-three times and participated in three additional update sessions.

Board Meetings

Alliance One’s non-management directors, all of whom are independent as that term is defined by the Corporate Governance Standards of the New York Stock Exchange, meet regularly in executive session. In accordance with Alliance One’s Corporate Governance Guidelines, the Lead Independent Director presides at executive sessions of non-management directors. Mr. Green has served as Lead Independent Director since the 2013 annual meeting of shareholders. The Board typically determines the Lead Independent Director at the first meeting of the Board of Directors following the annual shareholders meeting in conjunction with committee assignments.

During fiscal year 2016, there were eight meetings of the Board of Directors, and no director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees on which he or she served. All directors then in office attended the 2015 annual meeting.

Compensation of Directors

Directors who are employees of the Company or its subsidiaries or who serve as paid consultants to the Company are not compensated for their services as director. The following table represents the fiscal year 2016 compensation for all directors then in office other than Mr. Sikkel, and includes compensation paid to John M. Hines who retired from service as a director upon the commencement of the 2015 annual meeting of shareholders. Compensation information for Mr. Sikkel is disclosed herein under the section entitled “Executive Compensation Tables.”

Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Total
Jeffrey A. Eckmann (1) (2)	$92,679	$42,526	$0	$135,205
Joyce L. Fitzpatrick (1)	$80,000	$42,526	$0	$122,526
C. Richard Green (1) (2)	$97,799	$42,526	$0	$140,324
Carl L. Hausmann (1)	$79,500	$42,526	$0	$122,026
John M. Hines (1)	$32,337	$19,574	$0	$51,911
Nigel G. Howard (1)	$81,399	$42,526	$0	$123,925
Mark W. Kehaya(3)	$152,500	$57,349	$0	$209,849
John D. Rice (1) (2)	$85,845	$42,526	$0	$128,371
Norman A. Scher (1)	$79,500	$42,526	$0	$122,026
Martin R. Wade, III (1)	$79,500	$42,526	$0	$122,026

(1)	Independent directors received fees based on the following annual retainer schedule:

Type of Service	Annual Retainer
Board Member	$60,000
Lead Independent Director	$10,000
Audit Committee Member	$12,000
Audit Committee Chairman	$10,000
Executive Committee Member	$3,000
Executive Committee Chairman	$5,000
Executive Compensation Committee Member	$12,000
Executive Compensation Committee Chairman	$7,500
Governance & Nominating Committee Member	$7,500
Governance & Nominating Committee Chairman	$5,000
Social Responsibility & Corporate Affairs Committee Member	$7,500
Social Responsibility & Corporate Affairs Committee Chairman	$5,000

(2)

Messrs. Green, Eckmann and Rice also received compensation in connection with their membership on a special committee formed in October 2015 to oversee the Company’s investigation into certain publicly-disclosed accounting discrepancies at its Kenyan subsidiary, Alliance One Tobacco (Kenya) Ltd. In such regard, Mr. Green, as chairman of the special committee, received $2,210 (based on an annualized retainer of $5,000, paid quarterly), and each member of the special committee, including Mr. Green, received $3,179 (based on an annualized retainer of $7,500, paid quarterly).

(3)

In his capacity as Non-Executive Chairman, Mr. Kehaya received as his exclusive cash compensation (i) during the period April 1, 2015 through June 30, 2015, an annual retainer in the amount of $250,000 (prorated, as appropriate, for the applicable period), and (ii) during the period July 1, 2015 through March 31, 2016, an annual retainer in the amount of $120,000 (prorated, as appropriate, for the applicable period).

(4)

Under the Incentive Plan initially approved by shareholders on August 16, 2007, as amended and restated with shareholder approval on August 11, 2011 (the “Incentive Plan”), non-employee directors may be granted common stock, performance shares or options to purchase common stock for a per share exercise price equal to the fair market value of one share of common stock on the date of the grant. Pursuant to the Incentive Plan, (i) beginning with the March 31, 2015 grant and each quarterly grant thereafter, the Board approved the modification of non-employee director equity compensation to provide for quarterly grants of common stock equal in value to $17,500 for each non-employee director including Mr. Kehaya, determined in reference to the greater of the 15 days’ average closing share price as of the last trading day preceding the grant or a deemed value of $30.00 per share; and (ii) beginning with the September 30, 2015 grant and each quarterly grant thereafter, the Board approved the modification of equity compensation to Mr. Kehaya, in his capacity as Non-Executive Chairman of the Board, to be one and one-half times the equity compensation granted to non-employee directors. The values shown for the common stock reflect the grant date fair value of awards determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the valuation of these awards, see Note 11 of Notes to Consolidated Financial Statements included in Alliance One’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

OWNERSHIP OF EQUITY SECURITIES

Stock Ownership of Management

The following table provides information as of April 30, 2016, with respect to the direct and indirect ownership of common stock by (1) each director and nominee for director; (2) each of the Company’s named executive officers; and (3) all directors, nominees and executive officers of the Company as a group. On April 30, 2016, there were 8,900,078 shares of Alliance One common stock outstanding, which number does not include shares owned by wholly-owned subsidiaries of the Company which are not entitled to vote their shares or to receive any dividends with respect to such shares.

Name of Beneficial Owner	Number of Shares with Sole Voting and Investment Power (1)	Number of Shares with Shared Voting and Investment Power (2)	Number of Shares Beneficially Owned (1) (2)		Percent of Class (1) (2)

Jose Maria Costa Garcia	27,029	-	27,029		*
Jeffrey A. Eckmann	9,620	-	9,620		*
Joyce L. Fitzpatrick	8,480	-	8,480		*
C. Richard Green, Jr.	16,450	1,500	17,950		*
Carl L. Hausmann	6,620	-	6,620		*
Nigel G. Howard	15,972	-	15,972		*
Graham J. Kayes	26,562	-	26,562		*
Mark W. Kehaya	170,562	417,753	588,315	(3)	6.6%
William L. O’Quinn, Jr.	24,746	-	24,746		*
John D. Rice	6,620	-	6,620		*
Norman A. Scher	17,697	-	17,697		*
J. Pieter Sikkel	108,672	-	108,672		1.2%
Joel L. Thomas	12,083	-	12,083		*
Martin R. Wade, III	14,830	-	14,830		*

Executive Officers, Directors and Nominees for Director as a Group (includes 14 people total)	465,943	419,253	885,196		9.7%

*	Less than 1%.

(1)

Includes shares of common stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within sixty days of April 30, 2016, as follows: Mr. Costa Garcia, 19,680 shares; Mr. Eckmann, 0 shares; Ms. Fitzpatrick, 0 shares; Mr. Green, 0 shares; Mr. Hausmann, 0 shares; Mr. Howard, 0 shares; Mr. Kayes, 19,140 shares; Mr. Kehaya, 50,000 shares; Mr. O’Quinn, 19,930 shares; Mr. Rice, 0 shares; Mr. Scher, 0 shares; Mr. Sikkel, 96,400 shares; Mr. Thomas, 9,130 shares; Mr. Wade, 0 shares; and the executive officers, directors and nominees as a group, 214,280 shares.

This number also includes shares owned by minor child(ren) of the reporting person, or held in a trust or other estate planning vehicle over which the reporting person is understood to have sole voting and investment power.

(2)	Includes shares owned by the spouse of the reporting person, either directly, jointly with the reporting person or as custodian for the minor child(ren) of the reporting person.

(3)

For Mr. Kehaya, the amount shown includes, in addition to the 50,000 shares subject to presently exercisable options described in note (1) above: (1) 120,167 shares held directly by Mr. Kehaya over which he has sole voting and dispositive power; (2) an aggregate of 1,088 shares held by Mr. Kehaya’s spouse as custodian for his children that Mr. Kehaya may be deemed to beneficially own; (3) 395 shares owned indirectly through a 401(k) plan; (4)

549 shares owned by Mr. Kehaya’s spouse that he may be deemed to beneficially own; and (5) 416,116 shares held by various trusts of which Mr. Kehaya is a co-trustee and over which he has shared voting and dispositive power.

Policies Prohibiting Hedging and Pledging Activities

The Company has adopted policies prohibiting directors and executive officers from engaging in any hedging or monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. In addition, the Company has adopted policies prohibiting directors and executive officers from pledging any Company stock, including without limitation, through the holding of the Company’s securities in margin accounts.

Stock Ownership of Certain Beneficial Owners

The following table sets forth the only persons known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock of the Company as of the dates set forth in the footnotes to the table.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)

Aegis Financial Corporation, et al. (2)	1,244,414	14.0%
6862 Elm Street, Suite 830
McLean, Virginia 22101

Axar Capital Management, LP, et al. (3)	1,020,893	11.5%
1330 Avenue of the Americas, Sixth Floor
New York, New York 10019

Donald Smith & Co., Inc., et al. (4)	944,054	10.6%
152 West 57th Street
New York, New York 10019

Mark W. Kehaya (5)	588,315	6.6%
234 Fayetteville Street Mall, Sixth Floor
Raleigh, North Carolina 27601

Dimensional Fund Advisors LP (6)	562,456	6.3%
Building One, 6300 Bee Cave Road
Austin, Texas, 78746

(1)

All percentages are based on 8,900,078 shares of our common stock outstanding on April 30, 2016, which number does not include shares owned by wholly-owned subsidiaries of the Company which are not entitled to vote their shares or to receive any dividends with respect to such shares.

(2)

Based solely on a Schedule 13G/A filed by Aegis Financial Corporation and Scott L. Barbee on February 12, 2016, reporting information as of December 31, 2015, that indicates that Aegis Financial Corporation beneficially owned 1,175,914 shares and had shared voting power with respect to 1,175,914 shares and shared dispositive power over 1,175,914 shares and that Scott L. Barbee beneficially owned 1,244,414 shares and had sole voting power with respect to 68,500 shares, had shared voting power with respect to 1,175,914 shares, had sole dispositive power over 68,500 shares and shared dispositive power over 1,175,914 shares.

(3)

Based solely on a Schedule 13G/A filed by Axar Capital Management, LP, Axar GP, LLC and Andrew Axelrod on March 9, 2016, reporting information as of February 29, 2016, that indicates that each of Axar Capital Management, LP, Axar GP, LLC and Andrew Axelrod beneficially owned 1,020,893 shares and each had shared voting power with respect to 1,020,893 shares and had shared dispositive power over 1,020,893 shares. Such Schedule 1eG/A reported that Axar Capital Management, LP serves as investment advisor of Axar Master Fund, Ltd., that Axar GP, LLC is the sole general partner of Axar Capital Management, LP, and that Andrew Axelrod is the sole member of Axar GP, LLC and is the managing partner, portfolio manager and majority control person of Axar Capital Management, LP.

(4)

Based solely on a Schedule 13G jointly filed by Donald Smith & Co., Inc., Donald Smith Long/Short Equities Fund, L.P., Jon Hartsel and John Piermont on February 10, 2016, reporting information as of December 31, 2015, that indicates that Donald Smith & Co., Inc. had sole power to vote 831,720 shares and sole dispositive power over 944,054 shares, Donald Smith Long/Short Equities Fund, L.P. had sole voting power with respect to 3,653 shares and sole dispositive power over 944,054 shares, Jon Hartsel had sole power to vote 200 shares and sole dispositive power over 944,054 shares, and John Piermont had sole voting power with respect to 1,550 shares and sole dispositive power over 944,054 shares.

(5)

For Mr. Kehaya, the amount shown is as of April 30, 2016 and includes: (1) 120,167 shares held directly by Mr. Kehaya over which he has sole voting and dispositive power; (2) an aggregate of 1,088 shares held by Mr. Kehaya’s spouse as custodian for his children that Mr. Kehaya may be deemed to beneficially own; (3) 395 shares owned indirectly through a 401(k) plan; (4) 50,000 shares subject to presently exercisable options held by Mr. Kehaya; (5) 549 shares owned by Mr. Kehaya’s spouse that he may be deemed to beneficially own; and (6) 416,116 shares held by various trusts of which Mr. Kehaya is a co-trustee and over which he has shared voting and dispositive power.

(6)

Based solely on a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 9, 2016, reporting information as of December 31, 2015, that indicates that such person beneficially owned 562,456 shares and had sole voting power with respect to 553,591 shares and sole dispositive power over 562,456 shares. Such Schedule 13G/A reports that: Dimensional Fund Advisors LP is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”); in certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds; in its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Dimensional Funds; however, all securities reported in such Schedule 13G/A were owned by the Dimensional Funds; Dimensional disclaims beneficial ownership of such securities; and its filing of such Schedule 13G/A shall not be construed as an admission that it or any of its affiliates is the beneficial owner of any securities covered by such Schedule 13G/A for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during the fiscal year ended March 31, 2016, all reports for the Company’s executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

RELATED PARTY TRANSACTIONS

During the fiscal year ended March 31, 2016, the Company purchased tobacco from Msamba Estate Limited for approximately $331,000. Msamba Estate Limited, a commercial tobacco grower in Malawi which has been selling tobacco to the Company and its predecessors since 2001, is owned by the brother of Graham J. Kayes. Mr. Kayes, who serves as Executive Vice President - Business Relationship Management and Leaf, has not had any involvement in the sales transactions between the Company and Msamba Estate Limited. The price paid to Msamba Estate Limited for the tobacco was at the same price paid to other Malawi growers for the same grades and types of tobacco. Msamba Estate Limited is under contract to sell tobacco to the Company during the current crop; however, the exact amount of any such sales will not be known until purchasing concludes in Malawi later this year.

AUDIT MATTERS

Audit Committee Members and Meetings

Alliance One’s Board of Directors has an Audit Committee that is composed of Mr. Eckmann (Chairman), and Messrs. Rice, Scher and Wade. The Committee met ten times during fiscal year 2016.

Financial Literacy and Expertise

The Board, upon recommendation of the Governance and Nominating Committee, has determined that each member of the Audit Committee is financially literate as that term is interpreted by the Board in its business judgment. The Board has further determined that each of Mr. Eckmann and Mr. Wade meet the requirements of an audit committee financial expert, as that term is defined by the SEC in Item 407 of Regulation S-K. As stated above, Messrs. Eckmann, Rice, Scher and Wade have been determined to be independent from management in accordance with the categorical standards described above and the NYSE listed company guidelines.

Other Audit Committee Service

The Company currently does not limit the number of audit committees on which its Audit Committee members may serve. However, the Audit Committee charter approved by the Board stipulates that, if an Audit Committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of the director to effectively serve on the Company’s Audit Committee and disclose such determination in the annual proxy statement. None of the Audit Committee members currently serves on more than three audit committees of public companies.

Audit Committee Functions

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s accounting and financial reporting practices, and the quality and integrity of the Company’s financial reports. This includes the oversight of Alliance One’s financial statements provided to any governmental or regulatory body, the public or other users; the effectiveness of Alliance One’s internal control process; and Alliance One’s engagement of independent auditors. The Committee’s functions are described more fully in the section entitled “Board Committees and Membership.”

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities the Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee including, but not limited to, the standards of the Public Company Accounting Oversight Board regarding Auditing Standard No. 16, and the Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Committee has received from the independent auditors a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Committee has pre-approved all fiscal year 2016 audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence as well as compliance with the Company’s and the Committee’s policies.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2016 for filing with the Securities and Exchange Commission.

Audit Committee:

Jeffrey A. Eckmann, Chairman

John D. Rice

Norman A. Scher

Martin R. Wade, III

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent auditors. These services include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors and management to report at Audit Committee meetings throughout the year on the actual fees charged for each category of service.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances the Audit Committee requires specific pre-approval before engagement. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee must report on such pre-approvals at the next scheduled Audit Committee meeting.

Independent Auditors

Deloitte & Touche LLP (“Deloitte & Touche”), audited the Company’s accounts for the fiscal years ended March 31, 2016 and March 31, 2015; and, as more fully described below in Proposal Two, has been selected by the Audit Committee to serve as Alliance One’s independent auditors for the fiscal year ending March 31, 2017.

Audit and Non-Audit Fees

Set forth below are the fees billed to the Company by Deloitte & Touche in connection with services rendered during the fiscal years ended March 31, 2015 and March 31, 2016:

	FY 2015	FY2016

Audit Fees(1)	$4,280,144	$4,616,636
Audit-Related Fees(2)	93,566	51,643
Tax Fees(3)	104,991	156,563
All Other Fees(4)	-	-
Total	$4,478,701	$4,824,842

(1)

Audit Fees. Audit Fees consist of professional services rendered in the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as comfort letters, statutory audits, attest services, consents and assistance with reporting requirements.

(2)

Audit-Related Fees.   Audit-Related Fees consist of assurance and related services performed by the independent auditor that are reasonably related to the performance of the audit or review of financial statements and may include, among others, employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews and consultation regarding financial accounting and reporting standards.

(3)	Tax Fees. Tax Fees consist of services performed by the independent auditor for tax compliance, tax planning and tax advice.

(4)	All Other Fees. There were no fees billed or services rendered by Deloitte & Touche during fiscal years 2015 and 2016 other than those described above.

PROPOSAL TWO

RATIFICATION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS

The Audit Committee has selected the firm of Deloitte & Touche to serve as the Company’s independent auditors for the fiscal year ending March 31, 2017, and has directed that management submit the selection of independent auditors to the shareholders for ratification at the Annual Meeting. Representatives of Deloitte & Touche are expected to attend the shareholder meeting, will have an opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

Shareholder ratification of the selection of Deloitte & Touche as the Company’s independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the appointment of Deloitte & Touche is not ratified by the shareholders, the Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2017.

PROPOSAL THREE

ADVISORY VOTE ON THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is required to provide shareholders with the opportunity to cast an advisory vote on compensation to our Named Executive Officers as reported in this proxy statement (sometimes referred to as “say on pay”). Accordingly, the following resolution will be presented to the shareholders at the annual meeting:

“Resolved, that the shareholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, in the Company’s proxy statement for the 2016 annual meeting of shareholders.”

This advisory vote is nonbinding on the Company; however, the Board and the Executive Compensation Committee, which is comprised of independent directors, will take into account the outcome of the vote when considering future executive compensation decisions.

The Board and the Executive Compensation Committee believe that our executive compensation policies, procedures and decisions made with respect to our named executive officers are based on our pay for performance philosophy, and are focused on achieving the Company’s goals and enhancing shareholder value. We have concluded that the compensation paid or awarded to each executive officer for the most recent fiscal year was reasonable and appropriate. Shareholders are encouraged to read the section entitled “Executive Compensation—Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The following sections contain the Compensation Discussion and Analysis (“CD&A”). This CD&A provides an overview and analysis of the Company’s fiscal year 2016 executive compensation program and the material compensation decisions that were made for our principal executive officer and our other executive officers named in the “Summary Compensation Table” in the following section “Executive Compensation Tables.” This group of executive officers is collectively referred to as the “Named Executive Officers” throughout this document. During fiscal year 2016, our Named Executive Officers were:

●	J. Pieter Sikkel, President and Chief Executive Officer (principal executive officer)

●	Joel L. Thomas, Executive Vice President, Chief Financial Officer (principal financial officer)

●	Graham J. Kayes, Executive Vice President, Business Relationship Management and Leaf

●	Jose Maria Costa Garcia, Executive Vice President, Global Operations and Supply Chain

●	William L. O’Quinn, Jr., Senior Vice President, Chief Legal Officer and Secretary

Executive Summary

During fiscal year 2016, the company continued focusing on further improving efficiencies, reducing our cost structure and optimizing our global footprint in order to deliver improved shareholder value. Our comprehensive global restructuring program that began in the fourth quarter last fiscal year started showing the impact of our initiatives of rationalizing underperforming markets and maximizing core markets where we have made investments. With our continued emphasis on improving efficiencies, we are addressing the changing market conditions and strengthening our global competitive position. Despite continuing challenges associated with the intensely competitive and cyclical business of purchasing, processing, packing, storing and selling leaf tobacco in the United States, Africa, Europe, South America and Asia, which involves a significant degree of global complexity and risk, the Company is making solid progress toward our global plans and strategies. In addition to reducing our cost structure, we have further optimized our global footprint by rationalizing markets not meeting internal performance expectations and that are not part of our customers’ future sourcing strategies. These actions are further positioning the Company for success and we expect the continued execution of our well measured strategies to improve our results and shareholder value.

While we are making progress that is reflected by a 9.8% improvement in SG&A and an improvement of adjusted EBITDA to sales over the prior fiscal year, fiscal year 2016 was particularly challenging with a strengthening U.S. dollar in the foreign exchange environment, reduced quality and crop sizes in some markets attributable to weather and oversupply leaf trading conditions. The Executive Compensation Committee of the Board of Directors (the “Committee”) concluded that fiscal year-end results fell short of the financial targets set by the Committee at the beginning of the fiscal year. As discussed in more detail under the section entitled “Incentives,” based on the annual incentive plan targets and metrics applicable to each Named Executive Officer, no annual incentive compensation payouts resulted from the financial metrics for fiscal year 2016. In addition, no incentive compensation payments based on financial metrics for fiscal year 2016 were made under the long-term performance-contingent share units awarded in fiscal years 2014 and 2015 for the performance period ending March 31, 2016.

While no annual incentive compensation payout resulted from the financial metrics for fiscal year 2016, to recognize their leadership, contributions, dedication and commitment during the challenging fiscal year, as well as to emphasize that retaining their leadership continuity is imperative for us to execute our global plans and strategies, the Committee awarded discretionary bonuses to the Named Executive Officers in the amounts of $300,000 for Mr. Sikkel, $170,000 for Mr. Thomas, $50,000 for Mr. Kayes, $115,000 for Mr. Costa and $148,000 for Mr. O’Quinn.

Pay for Performance

Prior to the beginning of fiscal year 2016, the Committee approved a new annual incentive plan design for the Named Executive Officers to more directly align our executive compensation programs with the Company’s overall strategy to reduce debt, reduce interest expense and improve cash operating income with the ultimate goal of improving shareholder value. The approved annual incentive plan for the Named Executive Officers is based on achieving pre-established target metrics of debt reduction and an improvement in Adjusted Net Income over the prior fiscal year.

In addition, the Committee approved a long-term incentive plan for the Named Executive Officers, providing for a three-year time frame consisting of a combination of performance-contingent share unit and restricted share unit awards. The Committee believes that using the combination of performance-based and time-based awards addresses the goal of motivating long-term performance while providing for retention.

The annual and long-term incentive programs are discussed in detail under the section entitled “Incentives.”

Fiscal Year 2015 Executive Compensation Vote

Beginning in 2011, the Company provided an annual say-on-pay advisory vote regarding executive compensation. The Company received majority approval at the fiscal year 2015 annual meeting of shareholders, with more than 97% of the votes cast in favor of the compensation of our named executive officers as described in our fiscal year 2015 proxy statement. The Committee acknowledged the overwhelming support received from our shareholders and viewed the results as confirmation of the Company’s executive compensation policies and decisions. Accordingly, the compensation philosophy and objectives were not significantly changed in 2016.

Compensation Philosophy and Core Principles

The primary objectives of our compensation and benefit programs are:

●	to attract, motivate and retain qualified executive talent to provide strong, competitive leadership;

●	to align the interests of our executives with the interests of our shareholders;

●	to support a pay-for-performance culture which encourages and rewards the achievement of the Company’s strategic, financial and operating performance objectives; and

●	to maintain a cost-effective structure that is aligned with the interests of our shareholders.

Role of Executive Compensation Consultant

Under its charter, the Committee is responsible for selecting and retaining its advisors. For fiscal year 2016, the Committee retained Radford, an Aon Hewitt company (“Radford” or the “Consultant”), as its independent third-party advisor to provide advice, research, evaluation and design services related to executive compensation. During fiscal year 2016, Radford also provided advice, research, evaluation and design services related to Board of Directors’ compensation to the Governance and Nominating Committee of the Board of Directors, but provided no services to the Company other than the executive compensation and board compensation consulting services provided to the Committee and the Governance and Nominating Committee. Radford reported directly to the Committee and met regularly with the Committee Chair and the Committee both with and without management present. The Committee considered the relevant factors set forth in the rules of the New York Stock Exchange and believes Radford is able to provide independent advice, free from conflicts of interest, to the Committee concerning executive compensation matters.

Process and Procedure for Determining Compensation of Executive Officers

The Board of Directors has charged the Committee with the responsibility for establishing and overseeing executive compensation for the Named Executive Officers. As part of this responsibility, the Committee, along with the other Independent Directors, also evaluates the performance of the President and Chief Executive Officer (“CEO”) and determines the CEO’s compensation based on such performance assessment as well as the Company’s compensation philosophy. Prior to the beginning of the fiscal year, based on independent data provided by Radford, as well as individual performance evaluation results, the CEO made recommendations to the Committee for the base salary and incentive compensation opportunities of the Named Executive Officers other than himself.

For fiscal year 2016, in determining and assessing the compensation levels and structure, the Committee reviewed and considered market data and information provided by Radford, individual compensation tally sheets prepared by the Company showing a summary total of all elements of compensation, individual performance evaluation results and recommendations from the CEO. In addition, given the limited number of direct competitors for which data is available, the market data provided by Radford was obtained from independent published compensation surveys as well as from a selected group of peer companies. The Committee frequently reevaluates the group of peer companies for reasonableness based on the following criteria:

●	Companies with whom we compete directly;

●	Companies with an international scope;

●	Companies of similar size with regard to revenues; and,

●	Companies with a similar place in the supply chain.

For fiscal year 2016, the following companies were selected by the Committee for use as the group of peer companies:

      ●    Clearwater Paper Corporation

      ●    Greif, Inc.

      ●    KapStone Paper and Packaging Corporation

      ●    International Flavors and Fragrances, Inc.

      ●    Louisiana-Pacific Corporation

      ●    McCormick & Company, Incorporated

      ●    Neenah Paper, Inc.

      ●    P. H. Glatfelter Company

      ●    Packaging Corporation of America

●     Sanderson Farms, Inc.

●     Schweitzer-Mauduit International, Inc.

●     Seneca Foods Corporation

●     The Andersons, Inc.

●     The Hain Celestial Group, Inc.

●     TreeHouse Foods, Inc.

●     Universal Corporation

●     Verso Corporation

The Committee uses a consistent approach in setting compensation opportunities for the Named Executive Officers but also exercises appropriate business judgment in how it applies these standard approaches to the facts and circumstances associated with each executive. Although the Committee reviews the compensation practices of the companies in the peer group, the Committee does not adhere to strict formulas or survey data to determine the mix or absolute value of compensation components. Instead the Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each of the Named Executive Officers as well as the Company’s overall financial and competitive performance. The Committee also reviews composite market data from independent published compensation surveys, as noted above, which provides general background information. However, the Committee’s benchmarking analysis focused on data with respect to the peer group of companies named above when making compensation policies and decisions.

Elements of Compensation

To meet our compensation objectives, our compensation programs must be both competitive and reflect an appropriate balance of performance-based versus fixed, and cash versus equity, compensation. The Committee regularly reviews the compensation programs based on our strategy and the market to ensure alignment with our core compensation principles and objectives. Accordingly, the compensation mix may vary over time and among executives. In general, overall compensation levels are targeted at the market median of competitive practice, but actual pay earned varies based on Company and individual performance.

The core elements of compensation for the Named Executive Officers are described in the following table showing the target compensation mix, as well as the actual fiscal year compensation mix prior to discretionary bonuses being awarded:

Element	Description		Objective
Base salary • Target: 20% - 40% of an officer’s target compensation • Actual FY2016: 47% - 53% of an officer’s target compensation	Fixed compensation typically set to be consistent with the Company’s size relative to our peer group	¡ ¡ ¡

Provides base economic security at a level consistent with competitive practices

Reflects role and responsibility of executive

Affected by individual performance, experience, level of responsibility and future potential.

Annual incentives • Target: 20% - 25% of an officer’s target compensation • Actual FY2016 (at 50% of Stretch): 34% - 42% of an officer’s target compensation	Variable cash compensation linked to corporate objectives Actual payment based on performance	¡	Provides alignment to annual operating and long-term business strategy through corporate objectives
Long-term incentives • Target: 35% - 65% of an officer’s target compensation • Actual FY2016 (at target): 11% - 14% of an officer’s target compensation)	Long-term equity compensation in the form of performance shares and restricted stock	¡ ¡ ¡	Provides link to shareholder value creation Motivates and rewards for financial performance over a sustained period Fosters retention of key employees
Benefits and Perquisites	Healthcare Life and disability insurance Retirement and pension plans Basic benefit participation offered to other employees	¡ ¡ ¡	Ensure employee health, welfare, and retirement needs Fosters retirement and savings planning Provides retirement security

For fiscal year 2016, due to the limited number of shares available for equity grants, the actual compensation mix varied significantly from the target compensation mix. In addition, with no annual incentive compensation payouts resulting from the financial metrics for fiscal year 2016 and with discretionary bonuses being awarded for fiscal year 2016, the charts below provide a breakdown of the actual fiscal year 2016 pay elements for the Named Executive Officers:

Base Salaries

Base salaries serve as the foundation of the Company’s compensation program, as the majority of other compensation elements are generally determined as a percentage of base salary. Base salary levels are targeted to approximate the median salary of those presented in the competitive market data, while taking into account the Company’s size relative to our peer group. However, an individual’s actual salary is based on the Committee’s subjective evaluation of a number of factors, including the role and nature of the job relative to market information as well as the individual’s performance, tenure and qualifications. Base salaries are adjusted periodically (typically at the start of the fiscal year), based on competitive market changes, individual and corporate performance, modifications in job responsibilities, the executive’s position within his respective salary range and the Committee’s subjective assessment of the executive’s future potential and value to the Company.

For fiscal year 2016, base salaries for all executive officers were frozen at the same level as fiscal year 2015 as part of the global restructuring program announced in March 2015. The following salaries were approved effective April 1, 2015:

Fiscal Year 2016 Base Salaries
Name	FY2015 Base Salary	FY2016 Base Salary	% Increase
J. Pieter Sikkel	$600,000	$600,000	0%
Joel L. Thomas	$330,000	$330,000	0%
Graham J. Kayes	$320,000	$320,000	0%
Jose Maria Costa Garcia	$320,000	$320,000	0%
William L. O’Quinn, Jr.	$300,500	$300,500	0%

Each of the Named Executive Officer’s base salaries are at or below the market median when compared to the median salary of those presented in the competitive market data.

Incentives

For fiscal year 2016, as noted above under the section entitled “Pay for Performance,” the Committee approved annual and long-term incentive programs that strengthen senior management’s alignment with the interest of shareholders and that are designed to drive a true pay-for-performance culture. The goal of both the annual and long-term incentive programs is to provide significant incentive to senior executives to consider both the short-term and long-term impact when making business decisions to strengthen our organization and to position the Company for long-term success in order to deliver added value for our customers and shareholders. Below are details describing the Company’s annual and long-term incentive plans:

Annual Incentives

The purpose of the annual incentive plan is to reward the achievement of key corporate financial and strategic objectives that lead to business growth and increased shareholder value. For fiscal year 2016, the Committee approved the Global Annual Incentive Plan (the “AIP”), pursuant to which Named Executive Officers were eligible for cash bonus awards. Annual incentives under the AIP are structured to provide for varying “Stretch” award opportunities expressed as a percentage of annual base salary with actual awards reflecting achievement of Company goals.

The fiscal year 2016 AIP provides for “Base” and “Stretch” targets, with “Base” being the minimum level of performance at which a bonus begins to be earned and “Stretch” being the performance required in order to earn 100% of the “Stretch” bonus award opportunity. The Committee generally intends to set Company performance targets that are challenging yet provide executives with a reasonable opportunity to reach and exceed “Base”, while requiring substantial growth to reach “Stretch”. The amount of growth required to reach “Stretch” is developed within the context of the annual operating plan, and while difficult to achieve, is not viewed to be so aggressive as to entice executives to take inappropriate risks that could threaten financial or operating stability.

Each year management presents to the Board an operating strategy and financial plan for the year. The Committee, with input from its compensation consultant and management, established and approved the AIP’s key performance measures and corporate goals for the year. For fiscal year 2016, the Committee approved the following performance goals for the AIP:

	Base					Stretch	FY2016 Actual Results
Debt Reduction (000’s) (1) Payout % of AIP “Stretch” Award Opportunity for Level	$0 0%	$10,000 20%	$20,000 40%	$30,000 60%	$30,000 80%	$50,000 100%	$0 0%

	Base	Stretch	FY2016 Actual Results
Improvement in Adjusted Net Income over Prior Year (000’s) (2) Payout % of AIP “Stretch” Award Opportunity for Level	$3,108 0%	$53,108 40%	($35,835) 0%

(1)	Debt Reduction – for each $10 million reduction in Senior Notes made from free cash flow, the corresponding percent achievement is earned. Debt Reduction represents 60% of the total AIP at “Stretch.”

(2)

Improvement in Adjusted Net Income over Prior Fiscal Year (“ANI”) – defined as Operating Income plus Restructuring and Asset Impartment Charges minus Cash Interest and Cash Taxes minus Routine Capital Expenditures. The Base ANI is the fiscal year 2015 ANI plus the total potential bonuses payable under the Company’s Annual Incentive Plans to ensure the plans are self-funded. Performance between “Base” and Stretch” are interpolated. ANI represents 40% of the total AIP at “Stretch.”

The following formula was used to determine the AIP award for each of the Name Executive Officer for fiscal year 2016:

The Committee maintains discretion to reduce the payment amounts for annual incentives awards under the AIP if the performance targets are achieved.

For fiscal year 2016, due to the previously disclosed Kenya investigation, the Company was precluded from reducing any of its Senior Notes debt. As such, the Debt Reduction Target was not achieved at any level. Based on the definition above, the fiscal year 2016 ANI actual result was $70.4 million, which would have been 100% achievement of the ANI “Stretch” level. However, after considering overall Company performance, the Committee, in its discretion, excluded a $106.2 million one-time unusual gain from Other Income when calculating Operating Income as of March 31, 2016. This reduced ANI to $(35.8) million, which was below the Base level. As a result, no payouts under the AIP were awarded. The 2016 AIP award opportunities and the actual annual incentive award payouts for each of the Named Executive Officers are presented below:

FY2016 AIP Awards
Name	AIP “Stretch” Award Opportunity (%)	DEBT REDUCTION “Stretch” Opportunity ($)	ANI “Stretch” Opportunity ($)	AIP TOTAL “Stretch” Opportunity ($)	DEBT REDUCTION Actual Award ($)	ANI Actual Award ($)	AIP TOTAL Actual Award ($)
J. Pieter Sikkel	180%	$648,000	$432,000	$1,080,000	-	-	-
Joel L. Thomas	135%	$267,300	$178,200	$445,500	-	-	-
Graham J. Kayes	135%	$259,200	$172,800	$432,000	-	-	-
Jose Maria Costa Garcia	135%	$259,200	$172,800	$432,000	-	-	-
William L. O’Quinn, Jr.	135%	$243,405	$162,270	$405,675	-	-	-

Long-Term Incentive Compensation

In August 2011, the shareholders approved the Alliance One International, Inc. Amended and Restated 2007 Incentive Plan (the “2007 Incentive Plan”). The Committee administers this plan as the principal means to provide long-term incentives to the Company’s executive officers and certain other officers and key employees, and in doing so, annually monitors the overall dilution level and run-rate of shares issued under the plan. All equity grants are approved by the Committee before being issued. The Company does not time or plan to time its release of material non-public information for the purpose of affecting the value of executive compensation.

The purpose of long-term incentive compensation is to build share ownership among key employees and to closely align the interests of management and shareholders by creating a long-term view of performance and value creation. While the goal of the Committee is to provide long-term incentives that comprise a significant portion of the Named Executive Officers’ total direct compensation, due to the limited number of shares available for granting under the 2007 Incentive Plan, the Committee was unable to provide market competitive grants to the executive officers in fiscal year 2016. However, should Proxy Proposal Four be approved by Shareholders, future long-term incentive grants will reflect a more appropriate balance between cash and equity compensation in line with our compensation objectives.

On February 23, 2016, the Committee awarded the Named Executive Officers a combination of performance-contingent share units and restricted share units with the goal of motivating long-term performance and shareholder value creation, while providing a retention element. Following the Company’s February 15, 2016 SEC 8-K filing of Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review, and due to the results of the previously disclosed Kenya investigation, the Committee determined that long-term incentive grants to the Named Executive Officers were important to show the Board and the Committee’s confidence in the current management team, confirming that none of the Named Executive Officers had any involvement in matters giving rise to the accounting errors at the Kenyan subsidiary, and to emphasize that retaining the Named Executive Officers is essential for providing leadership necessary to execute our business plans with the goal of improving our results and shareholder value.

The table below shows the fiscal year 2016 incentive plan awards granted to the Named Executive Officers, along with the value of these awards as of the date of grant:

FY2016 Long-Term Incentive Plan Awards
Name	Grant Date Value of LTIP Awards (1)	Estimated Future Payouts Under the Performance - Contingent Awards Granted 2/23/2016 (2)			Restricted Share Units Granted 2/23/2016
		25% (#)	100% (#)	200% (#)	(#)
J. Pieter Sikkel	$146,342	1,206	4,825	9,650	9,650
Joel. L. Thomas	$93,265	769	3,075	6,150	6,150
Graham J. Kayes	$72,034	594	2,375	4,750	4,750
Jose Maria Costa Garcia	$72,034	594	2,375	4,750	4,750
William L. O’Quinn, Jr.	$72,034	594	2,375	4,750	4,750

(1)	The value as of the grant date is the number of performance-contingent share unit awards at target (100%) plus the number of restricted share unit awards multiplied by the closing price on the date of grant. The closing price of Alliance One International, Inc. common stock on February 23, 2016 was $10.11 per share.

(2)	The actual number of shares that will be earned at the end of the performance period, if any, cannot be determined because the shares earned will be based on future performance.

The performance-contingent share unit awards are earned based on three fiscal-year average adjusted earnings per share for the performance period beginning April 1, 2016 and ending March 31, 2019. Adjusted earnings per share is defined as the fully-diluted earnings per share of Common Stock, adjusted to exclude extraordinary gains and losses, restructuring and impairment, debt retirement expense and annual cash incentive award accruals under the AIP. The performance levels are expressed as “threshold,” “target,” and “maximum” and the actual number of shares to be earned will be contingent upon the three fiscal-year average adjusted earnings per share as of March 31, 2019, with 100% being earned at the target level up to 200% being earned at the maximum level. If the three-year average adjusted earnings per share as of March 31, 2019 is below the threshold level, no shares will be earned and performance between threshold and target or between target and maximum will be interpolated.

The performance criteria are designed to reflect the probability of success and level of difficulty for meeting the goal. Threshold was set as the minimum level of performance above which shares will be earned or vest and represents a level of performance that is likely to be achieved. Target was set based on a level of performance that is more aggressive with an average chance of achievement and Maximum was set based on exceptional performance above targeted goals with a high degree of difficulty to achieve. There is a risk that no shares will be earned or vest at all or will be earned or vest at less than 100% of the target amount. Any performance-contingent share unit awards earned will be delivered in shares of Common Stock. The Committee, in its discretion, may decrease the number of performance share unit awards earned in recognition of other performance factors that the Committee deems relevant.

The restricted stock units set forth in the table above ratably vest one-third per year over three years after the date of grant in the event that the executive officer is still employed by the Company at that time. Upon vesting, one share of common stock is delivered for each vested unit. Once the restricted share unit awards vest, 100% of the shares earned/vested, net of taxes, must be held until the earliest of (a) February 23, 2019 or (b) termination of employment. This holding period is intended to foster long-term share ownership. In addition to providing an incentive to increase the value of the Company’s common stock, these units also provide for the retention of executive officers.

In fiscal year 2015, the Company awarded performance-contingent share units to then executive and senior officers of the Company. The performance-contingent share unit awards are to be earned if certain cumulative company-wide performance criteria are met over a three-year performance period ending March 31, 2017. The performance measure used for the fiscal year 2015 performance-contingent share unit awards is based on a performance matrix comprised of the Company’s Consolidated Net Debt and Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) at the end of the Performance Periods. Consolidated Net Debt for this purpose means the sum of the Company’s consolidated long-term debt, current maturities of long-term debt and notes payable to banks minus the Company’s consolidated cash and cash equivalents at the end of the performance periods. EBITDA for this purpose means the EBITDA as derived from information presented in the Company’s audited financial statements, with any adjustments as may be determined by the Committee in its sole and absolute discretion, regardless of whether any such adjustment increases or decreases EBITDA as would otherwise be determined.

The performance-contingent share unit awards earned will depend on the Company’s performance for three separate performance periods—(1) the fiscal year ended March 31, 2015, (2) the two fiscal-year period ending March 31, 2016 and (3) the three fiscal-year period ending March 31, 2017—against a performance matrix of cumulative EBITDA for the period and Consolidated Net Debt at period end. No performance-contingent share unit awards were earned for the one-year performance period ended March 31, 2015. If performance is sufficient to register on the matrix for the two fiscal year period ending March 31, 2016, the company would pay out one-sixth of the award earned on the performance matrix (i.e., one-half of one-third of the total award) for that performance period. Any shares earned, net of taxes, must be held until the end of the three-year performance period and the final award earned will be net of any interim awards earned. Based on EBITDA and Net Debt levels for and at the end of fiscal year 2016, no shares vested under these performance-contingent share unit awards for fiscal year 2016.

In fiscal year 2014, the Company awarded performance-contingent share units to the then executive and senior officers of the Company. These performance-contingent share unit awards would be earned if certain cumulative company-wide performance criteria are met over a three-year performance period ending March 31, 2016. The performance measure used for the fiscal year 2014 performance-contingent share unit awards was based on a performance matrix comprised of the Company’s Consolidated Net Debt and Earnings Before Interest, Taxes, Depreciation and Amortization (“Covenant EBITDA”) at the end of the Performance Periods. Consolidated Net Debt for this purpose means the sum of the Company’s consolidated long-term debt, current maturities of long-term debt and notes payable to banks minus the Company’s consolidated cash and cash equivalents at the end of the performance periods. Covenant EBITDA for this purpose means the term in the credit agreement dated July 2, 2009 among the Company, certain of its subsidiaries, the lenders from time to time parties thereto, and Deutsche Bank Trust Company Americas, as administrative agent, as such credit agreement has been amended and may further be amended from time to time, with any adjustments as may be determined by the Committee in its sole and absolute discretion, regardless of whether any such adjustment increases or decreases Covenant EBITDA as would otherwise be determined at the end of the performance periods.

The performance-contingent share unit awards to be earned depended on the Company’s performance for three separate performance periods—(1) the fiscal year ended March 31, 2014, (2) the two fiscal-year period ending March 31, 2015 and (3) the three fiscal-year period ending March 31, 2016—against a performance matrix of cumulative Covenant EBITDA for the period and Consolidated Net Debt at period end. No performance-contingent share unit awards were earned for the one fiscal-year performance period ended March 31, 2014 or for the two fiscal-year performance period ended March 31, 2015. Based on Covenant EBITDA and Consolidated Net Debt levels for and at the end of fiscal year 2016, no shares vested under the performance-contingent share unit awards for fiscal year 2016, and all of the fiscal-year 2014 performance-contingent shares unit awards were forfeited as of March 31, 2016, the last day of the three fiscal-year period.

Discretionary Bonuses

For fiscal year 2016, as noted above under the section entitled “Executive Summary,” the Committee approved discretionary bonuses to the Named Executive Officers in the amounts of $300,000 for Mr. Sikkel, $170,000 for Mr. Thomas, $50,000 for Mr. Kayes, $115,000 for Mr. Costa and $148,000 for Mr. O’Quinn. These bonuses were awarded to recognize each individual for their leadership, contributions, dedication and commitment during the challenging fiscal year. The amounts of the bonuses awarded were made based on the subjective determination of the Committee after assessing each individual’s contributions during the year.

Stock Ownership Guidelines

In addition to the holding periods described above, executive officers are subject to minimum stock ownership guidelines to align the executive’s interests with those of the shareholders and strongly motivate executives to build long-term shareholder value. The Executive Stock Ownership Guidelines require the President and Chief Executive Officer to own Company stock with a market value equal to or exceeding four (4) times his base salary and require the other Named Executive Officers to own Company stock with a market value equal to or exceeding two (2) times base salary. Full compliance with the target ownership guidelines must be achieved within the later of five (5) years of the date these guidelines were approved by the Board (June 16, 2014), or five (5) years from the date of the executive’s appointment or promotion into the respective position. Executives who do not hold the requisite number of Company stock at any time will be required to hold 100% of any shares received as a result of any equity awards granted to them, net of taxes. As of March 31, 2016, each of the Named Executive Officers is making progress towards reaching the threshold established by the guidelines.

Policies Prohibiting Hedging and Pledging Activities

As noted in the proxy section entitled “Ownership of Equity Securities” the Company has adopted policies prohibiting executive officers from engaging in any hedging or monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. In addition, the Company had adopted policies prohibiting executive officers from pledging and Company stock, including without limitation, through the holding of the Company’s securities in margin accounts.

Clawback in the Event of Prohibited Activity

The Company’s long-term incentive award grant agreements include a recoupment or “clawback” provision. The purpose of the clawback provision is to permit the Committee, in its discretion, to cancel, rescind, cause the forfeiture of or otherwise limit or restrict any earned or unearned long-term incentive awards, and potentially to recover damages or adjust awards, in the event the Committee determines that a participant in the long-term incentive plan has engaged in defined prohibited activity, including without limitation violation of the Company’s Code of Business Conduct and/or any law that injures or damages the business reputation or prospects of the Company, or intentional misconduct that causes or materially contributes to a substantial restatement of the Company’s financial statements.

Other Benefits and Perquisites for the Named Executive Officers

As part of its total compensation package, the Company provides Named Executive Officers with the same benefit package available to all salaried employees. The benefits package includes a cash balance pension plan, which was frozen as of December 31, 2015, and a qualified 401(k) plan. Named Executive Officers participate in these plans on the same terms as other salaried employees. The ability of Named Executive Officers to participate fully in these plans is limited under Internal Revenue Code and ERISA requirements. As such, each of the Named Executive Officers are participants in the Alliance One International, Inc. Supplemental Retirement Account Plan (the “AOI SRAP”), a nonqualified defined contribution pension plan. However, as part of the global restructuring initiative announced in March 2015, Company pay credits under the AOI SRAP were suspended for fiscal year 2016.

The Company provides other limited perquisites which are generally provided through the Company’s relocation and mobility policies. These policies are intended to facilitate the movement of company personnel around the globe to meet critical staffing needs and may allow for gross-up adjustments on certain compensation and benefits provided under the policies. The Committee believes market-based relocation and international mobility policies are important for an international company with a presence in over 35 countries and employees that are frequently asked to move to other locations.

Employment and Consulting Agreements

Effective March 1, 2013, the Company entered into an employment agreement with Mr. Sikkel to provide the terms and conditions of his employment as President and Chief Executive Officer. This contract generally addresses Mr. Sikkel’s role and responsibilities as well as his rights to compensation and benefits. This contract also contains termination provisions and related compensation in the event of a change in control, severance, and involuntary termination. Mr. Sikkel’s contract is described below in greater detail under the section entitled “Potential Payments Upon Termination or Change-in-Control - Employment Agreements.”

Severance Agreements and Change in Control (“CIC”) Policy

The Company does not have any change in control agreements, with the exception of those change-in-control provisions included as components of the employment agreement with Mr. Sikkel. The Committee does not currently intend to use employment or change-in-control agreements as a compensation tool or benefit, but may do so should a change in facts and circumstances warrant a change in this policy.

Tax and Accounting Considerations

The Committee reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. The Company and the Committee intend to administer the compensation plans in a manner that maintains an appropriate cost structure and is aligned with shareholder interests.

Section 162(m) of the Internal Revenue Code generally provides that publicly held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the Chief Executive Officer and the next four most highly compensated executive officers, unless the compensation is based on objectively determined performance criteria pursuant to a plan approved by shareholders. As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m). Although the Committee has structured the compensation program for executive officers based on various performance criteria as described above, certain aspects of the program do not comply with the requirements for deductibility under Section 162(m). The Committee has determined that it is essential in achieving the compensation objectives discussed above to retain the flexibility to exercise subjective judgment in assessing an executive officer’s performance. The Committee believes that the achievement of the Company’s general compensation policies and objectives, which it believes requires this flexibility, best serves shareholders’ interests.

Fiscal Year 2017 Compensation Planning

Effective April 1, 2016, the Committee made the decision to reinstate the AOI SRAP company pay credits for participants in the based in the United States. This action was made to help mitigate the benefit reductions for this group of key employees due to the cash balance pension plan freeze effective December 31, 2015 and the potential impact of the IRS compensation limits for contributions into the Company’s qualified 401(k) plan.

The Committee continues to work with Radford in reviewing the Company’s compensation programs in light of the Company’s strategic goals and operating strategy and competitive market practices. The overall purpose of this review is to ensure the Company’s compensation programs continue to align with the core compensation principles and objectives of the Company while maintaining a cost-effective structure that is aligned with the interests of our shareholders.

In reviewing the annual incentive plan, for fiscal year 2017, the Committee has approved continuing to use the Debt Reduction target, and has replaced ANI with a target for improvement over prior year adjust free cash flow, which it considers to be a better indicator for the cash generated by the business before fixed charges. For this purpose, “adjusted free cash flow” is defined as EBITDA plus restructuring and asset impairment charges minus cash interest and cash taxes minus routine capital expenditures. The Committee believes that these targets will help us to meet the goal of reducing debt, reducing interest expense, improving cash operating income and improving earnings, all of which it believes will ultimately improve shareholder value.

The Committee also has reviewed the long-term incentive plan, and should Proxy Proposal Four be approved by Shareholders, the Committee plans to make market competitive grants so that long-term incentives will comprise a significant portion of the Named Executive Officers’ total direct compensation in order to build share ownership among key employees and to closely align the interests of management and shareholders by creating a long-term view of performance and value creation.

Report of the Executive Compensation Committee

The Executive Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Executive Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Executive Compensation Committee:

Nigel G. Howard, Chairman

C. Richard Green, Jr.

Carl L. Hausmann

Executive Compensation Tables

The following tables reflect the compensation for the Named Executive Officers who were serving as such during the most recent fiscal year.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation(4) ($)	Total ($)
J. Pieter Sikkel	2016	$600,000	$300,000	$146,342	-	$34,378	$8,300	$1,089,020
President and Chief Executive	2015	$600,000	-	$285,600	-	$76,529	$5,450	$967,579
Officer	2014	$550,000	-	$404,250	-	$53,371	$5,474	$1,013,095
Joel L. Thomas	2016	$330,000	$170,000	$93,265	-	$30,237	-	$623,502
Executive Vice President, Chief	2015	$330,000	-	$183,600	-	$45,269	-	$558,869
Financial Officer	2014	$292,500	-	$34,650	-	$12,772	-	$339,922
Graham J. Kayes (5)	2016	$320,000	$50,000	$72,034	-	$13,935	$62,340	$518,309
Executive Vice President,	2015	$304,975	-	$142,800	-	$59,057	$180,791	$687,623
Business Relationship
Management and Leaf
Jose Maria Costa Garcia	2016	$320,000	$115,000	$72,034	-	$18,315	$43,310	$568,659
Executive Vice President, Global	2015	$320,000	-	$142,800	-	$43,911	$57,757	$564,468
Operations and Supply Chain	2014	$309,000	-	$202,125	-	$41,898	$52,387	$605,410
William L. O’Quinn, Jr.	2016	$300,500	$148,000	$72,034	-	$31,536	$6,803	$558,872
Senior Vice President, Chief	2015	$300,500	-	$142,800	-	$35,192	$5,244	$483,736
Legal Officer and Secretary	2014	$291,750	-	$202,125	-	$26,749	$5,143	$525,767

(1)

The Committee approved discretionary bonuses to the Named Executive Officers to recognize each individual for their leadership, contributions, dedication and commitment during the challenging fiscal year. The amounts of the bonuses awarded were made based on the subjective determination of the Committee after assessing each individual’s contributions during the year.

(2)

Reflects the grant date fair value of awards made in the fiscal year determined in accordance with ASC Topic 718. Values above indicate the grant date fair value for awards made during fiscal year 2016 of restricted share units and performance-contingent share units, the grant date values of which are based on the “target” levels for these awards. The grant date fair value of the performance-contingent share units calculated at the maximum payout level are $97,562 for Mr. Sikkel, $62,177 for Mr. Thomas, and $48,023 for Messrs. Kayes, Costa Garcia and O’Quinn, which would increase the aggregate amounts reported under this column to $195,123 for Mr. Sikkel, $124,353 for Mr. Thomas and $96,045 for Messrs. Kayes, Costa Garcia and O’Quinn. For a discussion of the assumptions used in the valuation of these awards, see Note 11 of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016. However, for the purpose of this table, the grant date fair value excludes the effect of estimated forfeitures.

(3)

Reflects the aggregate change in the actuarial present value of the Named Executive Officer’s accumulated pension benefits plus the Company’s contributions to the Nonqualified Deferred Compensation program in fiscal years 2016, 2015 and 2014. See the “Pension Benefits Table” and the “Nonqualified Deferred Compensation Table” for additional information. None of the Named Executive Officers earned above-market returns on deferred compensation during fiscal years 2016, 2015 or 2014, respectively.

(4)	The following table lists all amounts included in the “All Other Compensation” column of the Summary Compensation Table for fiscal year 2016:

Name	401(k) Company Match(a)	Relocation Expenses (b)	Tax Reimbursement Payments (c)	Other Perquisites or Payments (d)	Total
J. Pieter Sikkel	$8,300	-	-	-	$8,300
Joel L. Thomas	-	-	-	-	-
Graham J. Kayes	$6,900	$29,380	$18,857	$7,203	$62,340
Jose Maria Costa Garcia	$6,900	$17,278	$10,614	$8,519	$43,310
William L. O’Quinn, Jr.	$6,803	-	-	-	$6,803

(a)	Company matching contributions allocated to the Named Executive Officer account pursuant to the Alliance One Savings and Profit Sharing Plan.

(b)

Reflects a housing allowance in the amount of $16,200, relocation services in the amount of $1,500 and immigration services in the amount of $11,680 paid to or on behalf of Mr. Kayes in connection with his relocation to Corporate Headquarters due to his promotion to Executive Vice President – Business Relationship Management and Leaf on July 1, 2014.

Reflects a housing allowance in the amount of $7,200 and immigration services in the amount of $10,078 paid to or on behalf of Mr. Costa Garcia in connection with his relocation to Corporate Headquarters due to his promotion to Executive Vice President, Global Operations and Supply Chain on August 1, 2012.

(c)

Reflects the tax gross up on housing, home leave and relocation benefits provided to Mr. Kayes, as provided in the Company’s international mobility policies, relating to his international transfer on July 1, 2014.

Reflects the tax gross up on the housing and home leave benefits provided to Mr. Costa Garcia, as provided in the Company’s international mobility policies, relating to his international transfer on August 1, 2012.

(d)

Reflects the payment of tax preparation services in the amount of $1,030 and home leave in the amount of $6,173 for Mr. Kayes relating to his international transfer on July 1, 2014, as provided in the Company’s international mobility policies.

Reflects the payment of home leave for Mr. Costa Garcia as provided in the Company’s international mobility policies relating to his international transfer on August 1, 2012.

(5)	Mr. Kayes was promoted to Executive Vice President, Business Relationship Management and Leaf on July 1, 2014.

Grants of Plan-Based Awards Table

The following table provides information regarding grants of plan-based awards to the Named Executive Officers in fiscal year 2016.

Grants of Plan Based Awards for FY2016
Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock Awards (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($/sh)
J. Pieter Sikkel	4/1/2015	$0	$540,000	$1,080,000	-	-	-	-	-
	2/23/2016	-	-	-	-	-	-	9,650	$97,562
	2/23/2016	-	-	-	1,206	4,825	9,650	-	$48,781
Joel L. Thomas	4/1/2015	$0	$222,750	$445,500	-	-	-	-	-
	2/23/2016	-	-	-	-	-	-	6,150	$62,177
	2/23/2016	-	-	-	769	3,075	6,150	-	$31,088
Graham J. Kayes	4/1/2015	$0	$216,000	$432,000	-	-	-	-	-
	2/23/2016	-	-	-	-	-	-	4,750	$48,023
	2/23/2016	-	-	-	594	2,375	4,750	-	$24,011
Jose Maria Costa Garcia	4/1/2015	$0	$216,000	$432,000	-	-	-	-	-
	2/23/2016	-	-	-	-	-	-	4,750	$48,023
	2/23/2016	-	-	-	594	2,375	4,750	-	$24,011
William L. O’Quinn, Jr.	4/1/2015	$0	$202,838	$405,675	-	-	-	-	-
	2/23/2016	-	-	-	-	-	-	4,750	$48,023
	2/23/2016	-	-	-	594	2,375	4,750	-	$24,011

(1)

The amounts in the threshold, target and maximum columns represent the potential amounts that were payable based on the AIP targets and goals approved by the Committee. See the section entitled “Compensation Discussion and Analysis— Incentives—Annual Incentives” for additional information. Threshold equates to “Base” and Maximum equates to “Stretch” with Target being 50% of the “Stretch.”

(2)

This column represents the performance-contingent share units granted to each Named Executive Officer. The amounts in the threshold, target and maximum columns represent the potential number of shares that may be earned or that may vest if certain company-wide performance criteria are met at the end of the performance period. See the section entitled “Compensation Discussion and Analysis—Incentives—Long-Term Incentive Compensation” for additional information.

(3)

This column represents restricted share units grated to each Named Executive Officer. See note 1 to the “Summary Compensation Table” for information regarding the calculation of grant date fair value and the section entitled “Compensation Discussion and Analysis – Incentives – Long-Term Incentive Compensation” for additional information.

(4)

The amounts in this column reflect the grant date fair value under ASC Topic 718 of respective awards of performance- contingent share units and restricted shares units. For awards of performance-contingent share units, the amounts shown are based on the “target” level of these awards.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information regarding unexercised stock options and granted but unvested restricted share unit and performance-contingent share unit awards held by the Named Executive Officers at March 31, 2016:

Outstanding Equity Awards at Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (1) ($)
J. Pieter Sikkel	1,500	-	$39.4000	8/17/2016
	4,900	-	$74.8000	8/16/2017
	50,000	-	$60.0000	3/24/2021
	30,000	20,000 (2)	$60.0000	4/17/2022
					2,332	(3)	$40,950
					4,666	(4)	$81,935
					9,650	(5)	$169,454
								3,500	(6)	$61,460
								4,825	(7)	$84,727
Joel L. Thomas	500	-	$39.4000	8/17/2016
	1,430	-	$74.8000	8/16/2017
	4,000	-	$60.0000	3/24/2021
	2,400	1,600 (2)	$60.0000	4/17/2022
					200	(3)	$3,512
					3,000	(4)	$52,680
					6,150	(5)	$107,994
								2,250	(6)	$39,510
								3,075	(7)	$53,997
Graham J. Kayes	250	-	$39.4000	8/17/2016
	890	-	$74.8000	8/16/2017
	10,000	-	$60.0000	3/24/2021
	6,000	4,000 (2)	$60.0000	4/17/2022
					832	(3)	$14,610
					2,333	(4)	$40,967
					4,750	(5)	$83,410
								1,750	(6)	$30,730
								2,375	(7)	$41,705
Jose Maria Costa Garcia	250	-	$39.4000	8/17/2016
	1,430	-	$74.8000	8/16/2017
	10,000	-	$60.0000	3/24/2021
	6,000	4,000 (2)	$60.0000	4/17/2022
					1,166	(3)	$20,475
					2,333	(4)	$40,967
					4,750	(5)	$83,410
								1,750	(6)	$30,730
								2,375	(7)	$41,705
William L. O’Quinn, Jr.	500	-	$39.4000	8/17/2016
	1,430	-	$74.8000	8/16/2017
	10,000	-	$60.0000	3/24/2021
	6,000	4,000 (2)	$60.0000	4/17/2022
					1,166	(3)	$20,475
					2,333	(4)	$40,967
					4,750	(5)	$83,410
								1,750	(6)	$30,730
								2,375	(7)	$41,705

(1)	The market value of stock awards is based on the closing price of the Company’s common stock on March 31, 2016, the last trading day of the fiscal year, which was $17.56 per share.

(2)	Premium-priced non-qualified stock option awards granted on April 17, 2012. Awards vest 20% on each of the first, second, third, fourth and fifth anniversaries of the grant date.

(3)	Restricted share units granted June 12, 2013. Awards vest ratably one-third per year on each of the first, second and third anniversaries of the grant date.

(4)	Restricted share units granted June 16, 2014. Awards vest ratably one-third per year on each of the first, second and third anniversaries of the grant date.

(5)	Restricted share units granted February 23, 2016. Awards vest ratably one-third per year on each of the first, second and third anniversaries of the grant date.

(6)

Performance-contingent share units awards granted on June 16, 2014. The total number of shares to be earned under the award will be determined at the completion of the performance periods under the award. For purposes of the number of shares to be reported, as well as for purposes of computing the market value of the award, we have assumed that target performance has been achieved. For additional information see the section entitled “Compensation Discussion and Analysis – Incentives – Long-Term Incentive Compensation” and the “Grants of Plan-Based Awards Table.”

(7)

Performance-contingent share units awards granted on February 23, 2016. The total number of shares to be earned under the award will be determined at the completion of the performance periods under the award. For purposes of the number of shares to be reported, as well as for purposes of computing the market value of the award, we have assumed that target performance has been achieved. For additional information see the section entitled “Compensation Discussion and Analysis – Incentives – Long-Term Incentive Compensation” and the “Grants of Plan-Based Awards Table.”

Option Exercises and Stock Vested Table

The following table summarizes information for the Named Executive Officers with respect to stock option exercises and the vesting of restricted shares, restricted stock units and performance shares for fiscal year 2016.

Option Exercises and Stock Vested
	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
J. Pieter Sikkel	-	-	4,668	$107,831
Joel L. Thomas	-	-	1,700	$38,490
Graham J. Kayes	-	-	2,001	$46,023
Jose Maria Costa Garcia	-	-	2,334	$53,915
William L. O’Quinn, Jr.	-	-	2,334	$53,915

(1)

Restricted share unit vesting and dollar values reflect amounts on a pre-tax basis. The plans under which the restricted share units were granted permit the withholding of shares upon vesting to pay applicable income taxes.

(2)	Calculated by multiplying the number of shares vesting by the closing price of the Company’s common stock on the date of vesting.

Nonqualified Deferred Compensation Table

The following table presents information on the Company’s deferred compensation program, which provides for the deferral of compensation earned by the Named Executive Officers on a basis that is not tax qualified, as of March 31, 2016.

Nonqualified Deferred Compensation (1)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
J. Pieter Sikkel	-	-	$12,582	-	$440,548
Joel L. Thomas	-	-	$917	-	$32,101
Graham J. Kayes	-	-	$706	-	$24,706
Jose Maria Costa Garcia(3)	-	-	$4,020	-	$383,373
William L. O’Quinn, Jr.	-	-	$2,382	-	$83,413

(1)

During fiscal year 2016, the Named Executive Officers were participants in the Alliance One International, Inc. Supplemental Retirement Account Plan (the “AOI SRAP”), established April 1, 2007. The Plan is a non-qualified defined contribution supplemental retirement plan established to provide deferred compensation for a select group of management. Benefits under the AOI SRAP are based on a hypothetical bookkeeping account established for each participant. The AOI SRAP provides that each fiscal year, company pay credits and interest credits are added to the account. However, as part of the global restructuring initiative announced in March 2015, company pay credits were suspended for fiscal year 2016 and no participant received a company pay credit. The interest credit each fiscal year is equal to the beginning account balance times the Moody’s Aa Corporate Bond Yield Average as of the beginning of the fiscal year. However, the interest crediting rate cannot exceed 120% of the applicable federal long-term rate prescribed by the Secretary of Treasury for the first month of the fiscal year. For fiscal year 2016, the interest crediting rate was 2.94%.

Each participant becomes vested in his AOI SRAP benefit after five years of service, whether or not the service is consecutive. Each of the Named Executive Officers is vested in the AOI SRAP benefit. However, a participant who is terminated for cause will forfeit any benefits otherwise payable under the AOI SRAP. Participants must also comply with a non-compete following termination of employment. A participant who violates the non-compete will forfeit all benefits under the AOI SRAP. However, the non-compete provision will not apply after a change in control.

Vested benefits are payable in 120 equal monthly installments starting in the seventh month following separation from service, unless the final account balance is less than $100,000, in which case the benefit will be payable in a lump-sum. The monthly installment amount is based on the final account balance plus interest at the AOI SRAP’s applicable interest crediting rate for the year. If the participant dies, unpaid installments are payable to the employee’s designated beneficiary.

Aggregate earnings in the last fiscal year are not included in the compensation reported for fiscal year 2016 in the Summary Compensation Table included elsewhere in this proxy statement and amounts included in the aggregate balance at fiscal year-end 2014 were not included in the compensation report in such tables.

(2)	None of the Named Executive Officers earned above-market returns on deferred compensation during fiscal year 2016.

(3)

Mr. Costa Garcia also has a vested balance in the Alliance One International Services Ltd Group Personal Pension Plan (the “AOISL PPP”), a defined contribution plan established by the Company for employees of Alliance One International Services Ltd based in the United Kingdom. Mr. Costa Garcia’s ceased active participation in the AOISL PPP upon his promotion and transfer to the United States on August 1, 2012. He no longer receives Company contributions, nor can he make contributions to the plan. Mr. Costa Garcia directs the investments in his account and bears complete investment risk. Mr. Costa Garcia’s amount in the column “Aggregate Earnings in Last FY” consists of $4,020 earned in the AOI SRAP. His AOISL PPP had negative earnings for the fiscal year, which are not included. His amount in the column “Aggregate Balance at Last FYE” consists of $140,758 in the AOI SRAP and $242,615 in the AOISL PPP. Accounts in the AOISL PPP are denominated in U.K. pound sterling and the amounts are converted to U.S. dollars using the exchange rate as of the end of the fiscal year, which was 1.43927 U.K. pound sterling to 1 U.S. dollar.

Pension Benefits Table

The following table presents information as of March 31, 2016 concerning the Alliance One International, Inc. Pension Plan (the “AOI Pension Plan”), the Company’s defined benefit pension plan that provide for payments to be made to the Named Executive Officers at, following or in connection with retirement.

Pension Benefits
Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (1) (d)	Payments During Last Fiscal Year ($) (e)
J. Pieter Sikkel	AOI Pension Plan (2)	8.83	$146,846	-
Joel L. Thomas	AOI Pension Plan (2)	10.25	$106,079	-
Graham J. Kayes	AOI Pension Plan (2)	1.75	$27,491	-
Jose Maria Costa Garcia	AOI Pension Plan (2)	3.67	$55,227	-
William L. O’Quinn, Jr.	AOI Pension Plan (2)	10.67	$103,384	-

(1)

Pension benefits shown in the above table were determined using the methodology and material assumptions described in Note 13 of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016, except as described in the footnotes below.

(2)	Present values for the AOI Pension Plan have been determined by assuming a retirement age of 65 (the normal retirement age specified in the Pension Plan).

Plan Summary/Provisions

The AOI Pension Plan is a funded and tax-qualified defined benefit pension plan that provides benefits under a “cash balance” formula. Under this formula, pension benefits are based on the participant’s notional account balance. As of the last day of each calendar year, the participant’s notional account balance is credited with a notional retirement credit equal to a percentage of eligible compensation for the year. The percentage is based on the participant’s age and years of total service with AOI or one of its subsidiaries, as follows:

Age plus Service	Retirement Credit
Under 40	3.5%
40-49	4.0%
50-59	5.0%
60-69	6.0%
70-79	7.0%
80 or more	8.0%

As of December 31, 2015, combined age and credited service for Messrs. Sikkel, Thomas, Kayes, Costa Garcia and O’Quinn equaled 84, 60, 79, 74 and 58 respectively.

Eligible compensation generally includes all taxable earnings paid in cash plus the participant’s pre-tax 401(k) and cafeteria plan contributions for the year. However, eligible compensation does not include commissions and extra pay for foreign service. In addition, compensation in excess of the applicable IRS limit ($265,000 for calendar year 2015) is ignored.

The participant’s notional account balance is also credited with annual interest credits. The annual interest crediting rate for each calendar year is equal to the average rate paid on One Year Treasury Constant Maturity Bonds for the month of November in the preceding year, plus 1%. The interest crediting rate for calendar year 2015 is 1.13%.

As of December 31, 2015, the AOI Pension Plan was amended to close the plan to new participants and to freeze the plan by eliminating all notional retirement credits under the plan beginning January 1, 2016. Prior to January 1, 2016, the AOI Pension Plan covered all full-time, salaried employees of the Company and its subsidiaries who had completed 30 days of employment. Benefits earned under the AOI Pension Plan vest after three years of service with at least one hour of service on or after January 1, 2008 or upon attaining age 65 while actively employed.

A terminated participant may elect to receive the actuarially equivalent value of his or her vested accrued benefit in the form of a lump sum payment or an immediate or deferred annuity commencing at any time following termination of employment.

The AOI Pension Plan preserves certain early retirement rights for participants whose benefits include benefits earned under pension plans merged into the AOI Pension Plan. These provisions will not have a material effect on benefit payments for any of the Named Executive Officers. As of March 31, 2016, none of Messrs. Sikkel, Thomas, Kayes, Costa Garcia and O’Quinn were eligible for early retirement.

Potential Payments Upon Termination or Change-in-Control

The following table presents the information on certain potential payments and benefits the Named Executive Officers would be entitled to receive on account of their termination of employment, assuming that their employment had been terminated on March 31, 2016 under the listed scenarios.

The table includes the value of termination benefits payable under employment agreements and nonvested equity awards. Except as specifically noted, the table does not include the value of benefits payable under the AOI Pension Plan or group insurance programs, or benefits that might be realized upon the Named Executive Officers’ exercise of equity awards that were vested as of March 31, 2016.

		Termination Scenario
Name	Benefit	Voluntary Termination without Good Reason	Disabilty	Death	Termination following Change-in- Control (1)	Involuntary Termination with Cause	Involuntary Termination without Cause (2)
J. Pieter Sikkel	Severance or Salary Continuation Payments (3)	-	$600,030	-	$1,200,000	-	$1,200,000
	Stock Options (4)	-	-	-	-	-	-
	Restricted Share Units (5)	-	$292,339	$292,339	$292,339	-	-
	Performance-Contingent Share Units(6)	-	-	-	$146,187	-	-
	Welfare Benefits (7)	-	$28,584	-	$38,112	-	$38,112
		-	$920,953	$292,339	$1,676,638	-	$1,238,112
Joel L. Thomas	Severance or Salary Continuation Payments	-	-	-	-	-	-
	Stock Options (4)	-	-	-	-	-	-
	Restricted Share Units (5)	-	$164,186	$164,186	$164,186	-	-
	Performance-Contingent Share Units(6)	-	-	-	$93,507	-	-
	Welfare Benefits (7)	-	-	-	-	-	-
		-	$164,186	$164,186	$257,693	-	-
Graham J. Kayes	Severance or Salary Continuation Payments	-	-	-	-	-	-
	Stock Options (4)	-	-	-	-	-	-
	Restricted Share Units (5)	-	$138,987	$138,987	$138,987	-	-
	Performance-Contingent Share Units(6)	-	-	-	$72,435	-	-
	Welfare Benefits (7)	-	-	-	-	-	-
		-	$138,987	$138,987	$211,422	-	-
Jose Maria Costa Garcia	Severance or Salary Continuation Payments	-	-	-	-	-	-
	Stock Options (4)	-	-	-	-	-	-
	Restricted Share Units (5)	-	$144,852	$144,852	$144,852	-	-
	Performance-Contingent Share Units(6)	-	-	-	$72,435	-	-
	Welfare Benefits (7)	-	-	-	-	-	-
		-	$144,852	$144,852	$217,287	-	-
William L. O’Quinn, Jr.	Severance or Salary Continuation Payments	-	-	-	-	-	-
	Stock Options (4)	-	-	-	-	-	-
	Restricted Share Units (5)	-	$144,852	$144,852	$144,852	-	-
	Performance-Contingent Share Units(6)	-	-	-	$72,435	-	-
	Welfare Benefits (7)	-	-	-	-	-	-
		-	$144,852	$144,852	$217,287	-	-

(1)

Amounts shown in this column represent benefits payable in the event of the Named Executive Officer’s termination following a change in control, provided that the termination is either a voluntary termination by the Named Executive Officer for good reason, or an involuntary termination by the Company without cause.

(2)	Amounts reflect benefits payable in the absence of a change in control.

(3)

The severance benefit shown for Mr. Sikkel under Disability is equal to two-thirds of his base salary in effect on March 31, 2016 for 18 month. The severance benefit shown for Termination following Change-in-Control and Involuntary Termination without Cause is based on two times his base salary in effect on March 31, 2016.

(4)

Stock option values are estimated based on the closing price of the Company’s common stock on March 31, 2016. Upon a Named Executive Officer’s termination of employment (other than a for cause termination by the Company), for Disability or after satisfying the eligibility requirements for retirement under the AOI Pension Plan, the options granted March 24, 2011 and April 17, 2012 shall vest immediately as detailed in the grant agreements. However, because the closing price of the Company’s common stock on March 31, 2016 was less than the $60.00 exercise price, no value is included in the table.

(5)

Restricted share unit values are estimated based on the closing price of the Company’s common stock on March 31, 2016. Upon death or disability, all restricted share unit awards become immediately vested in accordance with the provisions of the grant agreements. Upon a change-in-control, per the provisions of the 2007 Incentive Plan, the Committee, in its sole discretion, may provide for the vesting of the restricted share unit awards. Therefore, we have assumed for the purposes of presentation in this table that the restricted share awards will vest upon termination following a change in control.

(6)

For performance-contingent share unit awards granted on February 23, 2016, upon termination of a Named Executive Officer for any reason at any time (other than termination following a change in control), all awards shall be forfeited due to the performance period not beginning until April 1, 2016. For performance-contingent share unit awards granted on June 16, 2014, in accordance with the grant agreements, upon termination of a Named Executive Officer for any reason at any time (other than termination following a change in control) on or prior to the second anniversary of the grant date of June 16, 2014, all vested and unvested performance-contingent share granted on June 16, 2014 units shall be forfeited. Upon a change-in-control, per the provisions of the 2007 Incentive Plan, the Committee, in its sole discretion, may provide for the vesting of the performance-contingent share unit awards. We have assumed for the purposes of presentation in this table that the awards will vest at target upon termination following a change in control.

(7)

Amounts shown for welfare benefits reflect the value of the Company’s obligation to provide post-termination coverage under the Company’s employee welfare benefit plans, to the extent such coverage is not made available generally to all salaried employees on a nondiscriminatory basis.

Mr. Sikkel’s employment agreement entitles him to a health care coverage benefit for 24 months following termination in which the Company will reimburse Mr. Sikkel for up to eighteen months to the extent that the cost of his monthly premiums for coverage under COBRA exceeds the share of the monthly premiums he was paying to participate in the active health care coverage at the time of termination. Once the eighteen months of COBRA coverage is exhausted, the Company will reimburse Mr. Sikkel for the costs of his monthly premiums for replacement health insurance coverage, provided that such reimbursements do not exceed the amount being reimbursed at the time his right to coverage under COBRA ends. This benefit will cease at such time Mr. Sikkel becomes eligible for health care coverage through a subsequent employer.

Employment Agreements

On February 5, 2013, the Company entered into an employment agreement with Mr. Sikkel which was effective as of March 1, 2013 that contains provisions relating to termination for cause, termination due to disability, termination other than cause and termination for good reason following a change-in-control of the Company. Mr. Sikkel’s employment agreement has an initial term expiring three years after the effective date and is subject to automatic annual renewals thereafter absent notice of non-renewal delivered by either the Company or Mr. Sikkel at least 90 days prior to the scheduled expiration. If Mr. Sikkel’s employment is terminated by the Company without cause, if Mr. Sikkel resigns his employment for good reason or Mr. Sikkel resigns for a change-in-control good reason within twelve months after a change-in-control of the Company, he will be entitled to receive severance equal to two times his annual base salary payable in 24 monthly installments. In addition to severance payments, in connection with a termination of employment as described above, Mr. Sikkel is entitled to health care coverage benefits for up to two years following termination and payment of up to $25,000 for outplacement services. If Mr. Sikkel’s employment is terminated because of disability, he is entitled to receive payments for 18 months at two-thirds of his annual base salary at time of termination. If Mr. Sikkel’s employment is terminated by the Company with cause or he separates from employment for any reason other than good reason or following a change-in-control, the Company is obligated to pay compensation and benefits only to the date of termination or separation. “Good reason” is defined to include any of the following events occurring within ninety-five days prior to separation of employment: Mr. Sikkel’s base salary is reduced more than fifteen percent unless the reduction is part of and at the same percentage as an across-the-board salary reduction for AOI’s senior management, AOI fails to perform any material obligation or breaches any material provision of the employment agreement, or Mr. Sikkel is not re-elected to the position of President and Chief Executive Officer; and, Mr. Sikkel resigns in writing within thirty days after such events arise.

Mr. Sikkel’s agreement also contains a world-wide non-competition provision for twelve months following a termination or separation of employment. In addition, he is subject to a prohibition on solicitation of the Company’s employees, customers and vendors, for a period of twenty-four months after any termination or separation of employment.

PROPOSAL FOUR

APPROVAL OF THE 2016 INCENTIVE PLAN

The Board of Directors is submitting a proposal for approval by the shareholders of the Alliance One International, Inc. 2016 Incentive Plan (the “New Incentive Plan”). Based upon the recommendation of the Executive Compensation Committee, the Board of Directors unanimously adopted the New Incentive Plan, subject to shareholder approval at the annual meeting.

The New Incentive Plan is intended to replace our existing equity incentive plan, the Amended and Restated Alliance One International, Inc. 2007 Incentive Plan (the “Prior Plan”). Our shareholders initially approved the Prior Plan in 2007 and approved amendments and restatements of the Prior Plan in 2009 and 2011. If our shareholders approve the New Incentive Plan, it will become effective on the date of such shareholder approval (the “Effective Date”), and no further awards will be granted under the Prior Plan. If our shareholders do not approve the New Incentive Plan, we will not grant awards under the New Incentive Plan. The Prior Plan is our only plan pursuant to which awards of equity compensation may currently be granted.

Our Board of Directors believes it is in our best interest to have an equity incentive program to promote our long-term growth and performance and to assist in successfully attracting, retaining and motivating award recipients. We believe that the New Incentive Plan provides us with a range of equity incentive tools and sufficient flexibility to permit us to make effective use of the share-based awards our shareholders authorize for incentive purposes.

At June 30, 2016, there were:

●	8,917,799 shares of our common stock outstanding, not including the 785,313 shares held by a wholly owned subsidiary;

●

stock options outstanding for 8,375 shares granted from the 2003 DIMON Incorporated Incentive Plan with a weighted average exercise price of $39.40 and a weighted average remaining term of 0.13 years (per the Prior Plan, these shares are not added back to the number of shares available for future grants under the Prior Plan);

●	stock options outstanding for 460,890 shares from the Prior Plan with a weighted average exercise price of $61.09 and a weighted average remaining term of 4.92 years;

●	unvested restricted stock units outstanding for 64,751 shares with a weighted average grant date fair value of $16.08;

●	unvested performance-contingent share unit awards outstanding at maximum performance levels of 52,050 shares with a weighted average grant date fair value of $17.33;

●	162,006 shares available for future awards under the Prior Plan.

The number of shares authorized to be available for issuance under the New Incentive Plan is 900,000 shares plus the number of shares available for issuance under new awards under the Prior Plan as of the Effective Date and the number of shares under awards under the Prior Plan as of the Effective Date that are subsequently forfeited or are otherwise terminated without shares being issued. Under the terms of the Prior Plan, any shares subject to outstanding awards that are forfeited or are otherwise terminated without shares being issued, are added back to the number of shares available for future grants under the Prior Plan. Assuming that all unvested awards under the Prior Plan outstanding at June 30, 2016 were forfeited or are otherwise terminated without shares being issued and no new awards were made under the Prior Plan after June 30, 2016, a maximum of 1,756,498 shares would be authorized for issuance under the New Incentive Plan.

The New Incentive Plan also is designed to preserve our ability under Section 162(m) of the Internal Revenue Code (the “Code”) to deduct, for U.S. Federal income tax purposes, the compensation paid to certain executive officers in connection with certain awards granted under the New Incentive Plan. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid by a publicly held company to its chief executive officer or to any of its three other most highly compensated executive officers (other than the chief financial officer). However, compensation that is deemed to be “qualified performance-based compensation” under Section 162(m) of the Code is generally excluded from that limit. In order to enable compensation paid in connection with awards granted under the New Incentive Plan to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and to comply with the listing standards of the New York Stock Exchange, we are asking our shareholders to approve the New Incentive Plan.

The following table sets forth for each of the fiscal years ended March 31, 2016, 2015 and 2014 the number of options, restricted stock awards and restricted stock units granted in the fiscal year, the number of performance-based restricted stock units vested in the fiscal year, the total of these amounts and our weighted average shares outstanding (basic) for the fiscal year.

Fiscal Year Ended March 31	Options Granted	Restricted Stock Awards Granted	Restricted Stock Units Granted	Performance- based Restricted Stock Units Vested	Total	Weighted Average Shares Outstanding (Basic)*
2016	0	22,640	58,299	0	80,939	8,882,297
2015	0	26,920	22,000	0	48,920	8,828,900
2014	0	19,800	64,250	0	84,050	8,771,900

*	Adjusted to give effect to the one-for-ten reverse split of the Company’s common stock effected after the close of business on June 26, 2015.

Summary of the New Incentive Plan

The following is a summary the New Incentive Plan. The full text of the New Incentive Plan is attached as Appendix A to this proxy statement, and the following summary is qualified in its entirety by reference to the New Incentive Plan.

Plan Administration

The Executive Compensation Committee (the “Committee”) selects the individuals to participate in the New Incentive Plan, determines the level of participation of each participant and approves the terms and conditions of all awards. Each member of the Committee is required to be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” within the meaning of Section 162(m) of the Code, and “independent directors” as defined in the New York Stock Exchange listing standards. The Committee has the discretionary authority to interpret the New Incentive Plan, to prescribe, amend and rescind rules and regulations relating to the New Incentive Plan, and to make all other determinations necessary or advisable for the administration of the New Incentive Plan. Awards under the New Incentive Plan that are made to non-employee Directors will be subject to the final approval of the full Board.

Share Authorization

The maximum aggregate number of shares of common stock that may be issued pursuant to awards under the New Incentive Plan is equal to the sum of (i) 900,000 shares plus (ii) the number of shares of common stock that remain available for issuance as new awards under the Prior Plan on the Effective Date and (iii) the number of shares of common stock covered by awards made under the Prior Plan that are outstanding on the Effective Date and are forfeited or otherwise terminated without delivery of shares after the Effective Date and that would be available for new awards under the New Incentive Plan as if such Prior Plan awards had been made under the New Incentive Plan.

Shares delivered under the New Incentive Plan will be authorized but unissued shares of Company common stock. To the extent that any award payable in shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will be available for future awards under the New Incentive Plan. In addition, awards settled in cash will not be counted against the maximum limit on the number of shares that may be issued under the New Incentive Plan.

The New Incentive Plan does not contain “liberal share counting” provisions. Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price of an option or the tax withholding upon exercise or payment of an award are not added to the number of shares available for issuance under the New Incentive Plan. The maximum number of shares that may be issued under the New Incentive Plan will be adjusted to reflect stock dividends, stock splits, share consolidations or other changes in the Company’s capitalization. In that event similar changes will be made in the individual grant limitations (described below) and the terms of outstanding awards.

In determining the number of shares issued pursuant to awards under the New Incentive Plan for the purpose of the limitation on the number of shares that may be issued under the New Incentive Plan, the number of shares deemed issued would be (i) the actual number of shares issued pursuant to such awards for awards of options or stock appreciation rights and (ii) twice the actual number of shares issued pursuant to such awards for awards other than options or stock appreciation rights.

Eligibility and Participation

All full-time employees of the Company and its affiliates, as well as the Company’s non-employee Directors, will be eligible to participate in the New Incentive Plan, although only employees are eligible to receive awards of stock options intended to qualify as incentive stock options under Section 422 of the Code. The Committee (or as to the Chief Executive Officer and non-employee Directors, the Board) determines who will be granted awards, the number of shares subject to such grants and all other terms of awards. At March 31, 2016, the Company and its affiliates had approximately 4,372 full-time employees and there were nine non-employee members of the Company’s Board of Directors.

Types of Plan Awards

The New Incentive Plan provides for the grant of various forms of equity and equity-based incentives. The types of awards that may be issued under the New Incentive Plan are described below.

Stock Options

Stock options granted under the New Incentive Plan may be either nonqualified stock options or incentive stock options qualifying under Section 422 of the Code. No individual may be granted options in any calendar year for more than 600,000 shares of Company common stock. The exercise price of an option granted under the New Incentive Plan may not be less than the fair market value of the Company’s common stock on the date the option is granted. The exercise price may be payable in cash, by the surrender of shares of Company common stock (including attestation), through a broker-assisted cashless exercise or as otherwise permitted by the Committee. On June 30, 2016, the closing price per share of the Company’s common stock on the New York Stock Exchange was $15.40.

The Committee determines the terms of each stock option at the time of the grant including the vesting requirements and the effect of termination of service of a participant. The Committee has discretion to prescribe an option term of up to ten years. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Options that vest or become exercisable solely on the basis of continued service cannot be fully vested before the third anniversary of the grant, except that options and other awards under the New Incentive Plan that vest based on continued service for up to five percent of the maximum aggregate number of shares that may be issued under the New Incentive Plan may be granted without such a minimum vesting period to Directors who are not employees of the Company or an affiliate at the time of grant. The Committee may accelerate the vesting of options, in whole or in part, on account of a change in control or termination of service.

Stock Appreciation Rights

A stock appreciation right (“SAR”) entitles the participant, upon exercise, to receive a payment equal to the excess of the fair market value of a share of Company common stock on the date of exercise over the base price of the SAR, multiplied by the applicable number of shares of common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of

Company common stock on the date of grant. No individual may be granted SARs in any calendar year with respect to more than 600,000 shares of Company common stock.

The Committee determines the terms of each SAR at the time of the grant including the vesting requirements and the effect of termination of service of a participant. The Committee has discretion to provide that SARs will have a term of up to ten years. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. SARs (that vest or become exercisable solely on the basis of continued service cannot be fully vested before the third anniversary of the grant, except that SARS and other awards under the New Incentive Plan that vest based on continued service for up to five percent of the maximum aggregate number of shares that may be issued under the New Incentive Plan may be granted without such a minimum vesting period to Directors who are not employees of the Company or an affiliate at the time of grant. The Committee may accelerate the vesting of SARs, in whole or in part, on account of a change in control or termination of service. SARs may be payable in cash or in shares of Company common stock or in a combination of both.

No Option or SAR may be repriced, replaced, regranted through cancellation, repurchased, or modified without shareholder approval, if the effect would be to reduce the option price or Initial Value, as applicable, for the shares underlying such Award. In addition, at any time when the exercise price per share of an Option or SAR is above the Fair Market Value, the Company shall not, without shareholder approval, purchase such Option or SAR for cash or other consideration

Stock Awards and Stock Units

A stock award is shares of Company common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Stock awards that vest and become transferable based solely on continued service cannot become fully vested and transferable before the first anniversary of the grant, except that stock awards and other awards under the New Incentive Plan that vest based on continued service for up to five percent of the maximum aggregate number of shares that may be issued under the New Incentive Plan may be granted without such a minimum vesting period to Directors who are not employees of the Company or an affiliate at the time of grant. The Committee may provide that stock awards will vest and become transferable, in whole or in part, upon a change in control or termination of service. Subject to the transfer restrictions and vesting requirements of the award, the participant will have all of the rights of a Company shareholder, including all voting and dividend rights, during the restriction period. No individual may receive stock awards in any calendar year for more than 600,000 shares of Company common stock.

A stock unit award represents the participant’s right to receive a payment based on the value of a share of Company common stock. Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or both. Stock units (other than stock units granted to non-employee Directors), that vest based solely on continued service cannot become fully vested before the third anniversary of the grant. The vesting period for other stock units must be at least one year. The Committee may provide that stock units will vest, in whole or in part, upon a change in control or termination of service. Stock units are payable in cash or in shares of Company common stock or in a combination of both. Stock units may be granted with related dividend equivalent rights but a participant does not have any rights as a shareholder under a stock unit award. No individual may be awarded more than 600,000 stock units in any calendar year.

Performance Shares

A performance share represents the participant’s right to receive a share of stock (or its cash equivalent) conditioned on the attainment of specified business performance goals established by the Committee. The period in which the performance goals are measured must be at least one year. The Committee may provide that performance shares will be earned, in whole or in part, upon a change in control or termination of service. No individual may be granted more than 600,000 performance shares in any calendar year.

Incentive Awards

An incentive award represents a participant’s right to receive a benefit (payable in cash or stock) conditioned on the attainment of specified business goals established by the Committee. The period in which the performance goals are measured must be at least one year. The Committee may provide that incentive awards are earned, in whole or in part, upon a change in control or termination of service. No individual may receive an incentive award payment in any calendar year that exceeds $2,000,000 (if the performance period was one year) or the product of (i) $125,000 times (ii) the number of months in the performance period (for incentive awards with a performance period longer than one year). For awards intended to qualify as performance-based compensation under Section 162(m) of the Code, no participant may receive share awards that exceed 1,000,000 shares in aggregate, and cash awards that exceed $10,000,000 in aggregate, for any calendar year. Incentive awards are payable in cash or in shares of Company common stock or in a combination of both.

Code Section 162(m)

For any stock award, stock units, performance shares or incentive award that is intended to qualify as “performance-based compensation,” within the meaning of Section 162(m), the committee shall establish performance goals with reference to one or more of the following:

●	Revenue

●	Gross Profit

●	Operating Income

●	Operating Ratio

●	EBITDA

●	EBIT

●	Net Income

●	Return on Equity

●	Return on Assets

●	Return on Capital

●	Return on Investments

●	Economic Profit

●	Operating Cycle

●	Cash Flow

●	Debt Reduction

●	Debt to Earning Ratio

●	Earnings per Share

●	Total Shareholder Return

●	Stock Price

Performance goals may be established on a Company-wide basis or with respect to one or more business units or Affiliates and may be expressed in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The Committee may provide that any evaluation of performance shall include or exclude any of the following: asset write-downs; litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles, regulation, or other laws or regulations affecting reported results; any reorganization and restructuring programs; acquisitions or divestitures; unusual or nonrecurring items identified in the Company’s audited financial statements, including footnotes; annual incentive payments or other bonuses; capital charges; or, such other factors as the Committee may determine, excluding any adjustments that would result in the Company paying non-deductible compensation to a participant.

Transferability

Unless the Committee provides otherwise, all awards granted under the New Incentive Plan are nontransferable except by will or the laws of descent and distribution. The Committee may allow the transfer of options (other than incentive stock options), SARs, performance shares and incentive awards to the participant’s children, grandchildren, spouse, a trust benefiting those family members or a partnership in which those family members are the only partners.

Term, Amendment and Termination

No awards may be granted under the New Incentive Plan after August 11, 2026. The Board may at any time terminate, and from time to time and in any respect amend or modify, the New Incentive Plan. However, no amendment will be effective without the approval of shareholders if shareholder approval is required by applicable law or the listing requirements of the exchange on which the Company common stock is listed for trading. For example, an amendment or modification that would constitute an option repricing will not be effective unless it is approved by shareholders. No amendment or modification of the New Incentive Plan may adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

Change in Control

The New Incentive Plan provides that outstanding awards may become exercisable, vested or earned, in whole or in part, upon a change in control (as defined in the New Incentive Plan). The New Incentive Plan also provides that the Committee, without obtaining the consent of participants, may take certain actions with respect to outstanding awards upon a change in control. For example, the Committee may provide for outstanding awards to be replaced with substitute awards issued or granted by the surviving corporation. Alternatively, the Committee may provide for the cancellation of outstanding awards in exchange for a payment based on the per share consideration received by the Company’s shareholders in the control change transaction (or the excess of that value over the option price or base value in the case of options and SARs). Finally, the Committee may prescribe that outstanding options and SARs, to the extent that they are exercisable on or before the change in control, will be cancelled if they are not exercised on or before the completion of the change in control.

The New Incentive Plan further provides that the benefits or amounts payable under awards will be reduced to avoid parachute payment excise taxes unless the participant will receive greater after-tax benefits by receiving all of his awards and paying the excise tax. This limitation will not apply, however, if the award agreement or another agreement provides that the Company will indemnify the participant from any parachute excise tax liability.

New Plan Benefits

The Company cannot estimate or determine the awards that will be made as a result of the proposed New Incentive Plan because awards will be determined in the discretion of the Committee (and subject to final approval of the full Board in the case of awards to the Chief Executive Officer and non-employee Directors). For the same reason, the Company cannot describe the awards that would have been made under the New Incentive Plan during the prior fiscal year if the New Incentive Plan had been in effect for that year. However, historical annual grants in fiscal years 2016, 2015 and 2014 are not indicative of future annual grants as the Company has been unable to grant competitive equity awards due to the limited number of availability of shares under the Prior Plan. As such, the Company anticipates that the New Incentive Plan will cover an estimated three to five years of grants.

Federal Income Taxes

The following is a general summary of the current federal income tax consequences of the granting and exercise of stock options and of awards of common stock (including both performance shares and restricted stock), stock units and SARs under the New Incentive Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the New Incentive Plan. Furthermore, the tax consequences of awards made under the New Incentive Plan are complex and subject to change, and some variation of the described rules may be applicable to any particular participant’s tax situation. The summary assumes in each case that there will no violation of the deferred compensation rules under Section 409A of the Internal Revenue Code, which would subject the affected participants to immediate taxation and penalties on unvested awards.

Incentive Stock Options.

An employee who is granted an incentive stock option under the New Incentive Plan will not be subject to federal income tax upon the grant or exercise of the option. However, upon the exercise of an incentive stock option, the difference between the exercise price for the option and its fair market value on the date of exercise, which is commonly referred to as the spread, is a tax preference item that must be taken into account in determining the employee’s alternative minimum tax. If the employee disposes of the shares in the same year the option was exercised, there are no alternative minimum tax implications. Generally, the employee can recover any alternative minimum tax liability paid as a credit against ordinary income taxes owed in future years.

In the event of a sale of the shares received upon exercise of an incentive stock option after two years from the date of grant and one year after the date of exercise (which we refer to as the “Holding Period”), any appreciation of the shares received above the exercise price should be a capital gain. The current federal tax rate applicable to long-term capital gains is 15 percent.

We will not be entitled to a tax deduction with respect to the grant or exercise of an incentive stock option, or with respect to any disposition of such shares after the Holding Period. However, if shares acquired pursuant to the exercise of an incentive stock option are sold by the employee before the end of the Holding Period, any gain on the sale will be ordinary income for the taxable year in which the sale occurs. Income will be realized only to the extent the amount received upon sale exceeds the employee’s adjusted basis for the stock. We will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.

Non-incentive Stock Options.

A participant who is granted a stock option under the New Incentive Plan that is not an incentive stock option will not be subject to federal income tax upon the grant of the option and we will not be entitled to a tax deduction by reason of such grant. Upon exercise of a non-incentive stock option, the spread or excess of the fair market value of the shares on the exercise date over the option price, will be taxable as ordinary income to the participant. Because it is treated as compensation income if the participant is an employee, for an employee the spread is subject to withholding of applicable payroll taxes. We may claim a tax deduction in the amount of the taxable compensation realized by the employee.

Common Stock Awards.

Common stock awards made without restrictions are subject to federal tax to the recipient and are deductible to the Company. Stock awards with restrictions (including both performance shares and restricted stock) will not be subject to federal tax upon grant and we will not be entitled to a tax deduction upon grant, unless the participant makes a timely election to recognize taxable income upon the grant of the award. If such an election is not made, when the restrictions lapse, the fair market value of shares free of restrictions will be taxed as ordinary income to the participant and we generally may claim a tax deduction at the same time in the same amount. In either instance, because the income is treated as compensation income if the participant is an employee, applicable payroll taxes are required to be withheld when the employee recognizes the taxable income.

Stock Unit Awards and SARs.

A director or employee who is granted a stock unit or SAR award under the New Incentive Plan will not be subject to federal tax upon the grant of the award and we will not be entitled to a tax deduction by reason of such grant. However, when common stock or cash is delivered to the participant pursuant to such an award, the participant will recognize ordinary income equal to the fair market value of the shares or cash delivered under the award, and we may claim a tax deduction at the same time in the same amount.

EQUITY COMPENSATION PLAN INFORMATION

as of March 31, 2016

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c) (3)
Equity Compensation Plans Approved by Security Holders	611,860	$60.70	170,982
Equity Compensation Plans Not Approved by Security Holders	0	Not Applicable	0
Total	611,860	$60.70	170,982

(1)

These shares consist of 603,485 stock options, restricted stock units, performance shares and performance share units issued and outstanding under the Prior Plan and 8,375 stock options issued and outstanding under earlier adopted plans of the Company and its predecessors. The number of performance shares and performance share units subject to these awards reflects the maximum number of shares to be earned if certain company-wide performance criteria are met at the end of the performance periods.

(2)	The weighted-average exercise price does not take into account restricted stock units or performance share units.

(3)

The Prior Plan allows for these shares to be issued in a variety of forms, including stock options, stock appreciation rights, stock awards, stock units, performance awards and incentive awards. Further, the Number of Securities Remaining Available for Future Issuance as set forth in this column (c) would increase by the Number of Securities to be Issued (as reflected in column (a)) which are associated with options, rights and warrants plus other stock awards that are forfeited from time to time.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE NEW INCENTIVE PLAN.

PROPOSAL FIVE

SHAREHOLDER PROPOSAL

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006 has advised the Company that it is an owner of more than $2,000 worth of shares of Alliance One common stock and that it intends to present the following proposal and supporting statement at the annual meeting. The proposal may be voted on at the annual meeting only if properly presented by the shareholder or its representative. In accordance with applicable proxy regulations, the proposal and supporting statement that are presented as received by the Company and for which the Company and our Board of Directors accept no responsibility, are set forth below (in italics).

Shareholder Proposal

RESOLVED, shareholders of Alliance One International, Inc. (the “Company”) urge the Company to participate in mediation of any specific instances of alleged human rights violations involving the Company’s operations if mediation is offered by a governmental National Contact Point for the Organisation for Economic Cooperation and Development (the “OECD”) Guidelines for Multinational Enterprises.

For the purposes of this policy, the human rights subject to mediation shall include, at a minimum, those expressed in the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work:

(a)	freedom of association and the effective recognition of the right to collective bargaining;

(b)	the elimination of all forms of forced or compulsory labor;

(c)	the effective abolition of child labor; and

(d)	the elimination of discrimination in respect of employment and occupation.

Supporting Statement

The United Nation’s Guiding Principles on Business and Human Rights call on business enterprises to have in place the following policies and processes:

(a)	A policy commitment to meet their responsibility to respect human rights;

(b)	A human rights due diligence process to identify, prevent, mitigate and account for how they address their impacts on human rights;

(c)	Processes to enable the remediation of any adverse human rights impacts they cause or to which they contribute.

(Guiding Principles on Business and Human Rights, United Nations, 2011, available at http://www.ohchr.org/Documents/Publications/GuidingPrinciplesBusiness HR_EN.pdf). While our Company has taken steps to commit to respect human rights and to conduct due diligence, we believe the Company needs to provide adequate remedies for human rights violations involving the Company’s operations including its tobacco supply chain.

Non-judicial grievance mechanisms to remedy human rights violations are needed the most when formal legal mechanisms are inadequate. For example, in the United States, agricultural workers are excluded from the National Labor Relations Act that protects the rights of workers to organize and collectively bargain. Agricultural child labor is also permitted in the United States under the Fair labor Standards Act.

This proposal urges our Company to participate in mediation of alleged human rights violations if mediation is offered by a governmental National Contact Point pursuant to the OECD Guidelines for Multinational Enterprises. (OECD, 2011, available at http://www.oecd.org/daf/inv/mne/48004323.pdf). In the United States, the State Department’s Office of the U.S. National Contact Point provides mediation of specific instances of human rights violations through the U.S. Federal Mediation and Conciliation Service. (“Specific Instance Process,” Office of the U.S. National Contact Point, U.S. Department of State, available at http://www.state.gov/e/eb/oecd/usncp/specific instance/index.htm).

Participation in the National Contact Point mediation process is voluntary and does not mean that the Company will be bound by the outcome of mediation. By agreeing to participate in National Contact Point Mediation, our Company can affirmatively signal its commitment to remedy human rights violations should they arise in the future.

Board of Directors’ Statement in Opposition to Proposal

Although this proposal is quite broad, Alliance One’s understanding is that the proponents are concerned with potential human rights violations arising in connection with the tobacco production supply chain. Alliance One believes that (i) the Company’s existing Agricultural Labor Practices (ALP) program addresses the objectives of the proposal, (ii) a local approach to grievance mechanism development and implementation is more effective than the blanket approach advocated for in the proposal, and (iii) Alliance One would not be an appropriate party to disputes between third-parties raised through the proposed mechanism.

Alliance One takes issues related to freedom of association, discrimination in the workplace, and forced, compulsory and child labor very seriously. In 2011, the Company introduced its ALP program, which includes policy, due diligence and remediation elements consistent with the United Nation’s Guiding Principles on Business and Human Rights. The ALP code, which is based on the International Labor Organization’s (ILO) Declaration on Fundamental Principles and Rights at Work, sets forth the labor standards by which all of our contracted growers are required to abide.

As education is the cornerstone of compliance, the Company has globally implemented a comprehensive training regimen to educate contracted tobacco growers about how to comply with the ALP program. In particular, contracted growers are required to attend regular Good Agricultural Practices training meetings, and receive follow-up education from the Company’s leaf technicians during one-on-one farm visits throughout the tobacco production season.

Recognizing the importance of real-time visibility into the supply chain, Alliance One diligently monitors contracted growers for ALP program compliance through our award-winning, proprietary Growers Management System

(GMS)TM, which was developed in 2011. GMS allows us to build risk profiles for each contracted grower and identify areas for future education. Additionally, the Company participates in external assessments conducted by independent third-parties who regularly evaluate the effectiveness of our ALP program.

Alliance One also recognizes the importance of extra-judicial dispute resolution mechanisms, and we are actively working with third-parties worldwide to ensure that workers have access to independent, anonymous and fair processes that allow them to voice concerns without fear of retaliation. We support the development of grievance mechanisms in all countries from which we contract tobacco and, thus far, have implemented or support dispute resolution programs in five countries. In the United States, we are actively working with the Farm Labor Practices Group (FLPG), a multi-stakeholder initiative that includes tobacco grower representation, worker representation, tobacco suppliers, tobacco manufacturers and the U.S. Department of Labor, to develop an effective grievance mechanism.

Experience gained through the development and implementation of these programs has reinforced the Company’s belief that grievance mechanisms are most effective when developed in collaboration with the local, relevant stakeholders. A blanket approach as described in the proposal would be ineffective. The process for resolving a grievance must be trusted by the workers, efficiently resolve disputes, and also involve the contracted grower alleged to have committed the violation. As we understand that the mechanism proposed by the proponent aims to address grievances between farmworkers and growers, Alliance One would not be an appropriate party to disputes raised through this mechanism.

Alliance One agrees that the tobacco supply chain benefits from effective dispute resolution mechanisms. However, in light of the commitment of the Company’s existing programs and knowledge gained through the development of similar mechanisms worldwide, Alliance One does not believe the mechanism proposed by the proponent is in the best interest of farmworkers, growers, the Company or shareholders.

ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

OTHER MATTERS

On this date, the Company is not aware of any matters to be presented for action at the meeting other than as stated in this notice. However, if any other matters requiring a vote of shareholders are properly presented at the meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT

The 2016 Annual Report, including consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2016, is first being mailed to shareholders with this proxy statement on or around July 15, 2016.

By Order of the Board of Directors:

William L. O’Quinn, Jr.
Secretary

Appendix A

ALLIANCE ONE INTERNATIONAL, INC. 2016 INCENTIVE PLAN

A-i

A-ii

A-iii

ARTICLE I

DEFINITIONS

1.01.	Affiliate.

Affiliate means any “subsidiary corporation” or “parent corporation” as such terms are defined in Section 424 of the Code or any other trade or business that would be a “parent corporation” or a “subsidiary corporation” if it was organized as a corporation.

1.02.	Agreement.

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.03.	Award.

Award means an Option, SAR, Stock Award, Stock Unit Award, Performance Share Award, or Incentive Award granted under this Plan.

1.04.	Board.

Board means the Board of Directors of the Company.

1.05.	Change in Control.

Change in Control means any of the following:

(a)          Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of Company securities representing more than 30% of the aggregate voting power of all classes of the Company’s voting securities on a fully diluted basis, after giving effect to the conversion of all outstanding warrants, options and other securities of the Company convertible into or exercisable for voting securities of the Company (whether or not such securities are then exercisable);

(b)          The Company consummates a plan of merger, consolidation or share exchange between the Company and an entity other than a direct or indirect wholly-owned subsidiary of the Company, unless the Company shareholders immediately before the completion of such transaction will continue to hold at least 50% of the aggregate voting power of all classes of voting securities of the surviving or resulting entity;

(c)          The Company consummates a sale, lease, exchange or other disposition of all, or substantially all, of the Company’s property, unless the Company shareholders immediately before the completion of such transaction will continue to hold, directly or indirectly, at least 50% of the aggregate voting power of all classes of voting securities of the transferee; or

(d)          During any period of two consecutive years (which period may be deemed to begin prior to the date of this Plan), individuals who at the beginning of such period constituted the Board, together with any new members of the Board whose election by the Board or whose nomination for election by the Company’s shareholders was approved by a majority of the members of the Board then still in office who either were directors at the beginning of such period or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the Board.

1.06.	Code.

Code means the Internal Revenue Code of 1986, and any amendments thereto, including regulations and other authoritative guidance.

1.07.	Committee.

Committee means a committee of the Board appointed to administer the Plan. The Committee shall be comprised of two or more members of the Board; all of whom shall be “non-employee directors” as defined in

Securities Exchange Commission Rule 16b-3 as in effect from time to time, “outside directors” as defined in Code section 162(m) as in effect from time to time and “independent directors” as defined in the New York Stock Exchange listing standards; provided, however, that the failure of the Committee to satisfy the “non-employee director”, “outside director” or “independent director” requirements shall not affect the validity of any Award.

1.08.	Common Stock.

Common Stock means the common stock of the Company.

1.09.	Company.

Company means Alliance One International, Inc..

1.10.	Corresponding SAR.

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11.	Date of Exercise.

Date of Exercise means (i) with respect to an Option, the date that the Option price is received by the Company and (ii) with respect to an SAR, the date that the notice of exercise is received by the Company.

1.12.	Fair Market Value.

Fair Market Value means, on any given date, the closing price of the Common Stock as reported on an established stock exchange on which the Common Stock is listed. If the Common Stock was not traded on such exchange on such date, then the Fair Market Value is determined with reference to the preceding day that the Common Stock was so traded. If the Common Stock is not listed on an established stock exchange, then the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

1.13.	Incentive Award.

Incentive Award means an award, denominated in dollars which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive a cash payment, shares of Common Stock or a combination of cash and Common Stock from the Company or an Affiliate upon the achievement of performance objectives.

1.14.	Incentive Stock Option.

Incentive Stock Option means an Option designated as an Incentive Stock Option within the meaning of Code Section 422 or any successor provision thereto.

1.15.	Initial Value.

Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant.

1.16.	Option.

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement. Such price shall not be lower than the Fair Market Value of one share of Common Stock on the date of grant as set forth in Section 6.02.

1.17.	Participant.

Participant means an employee of the Company or of an Affiliate or member of the Board, who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

1.18.	Performance Share.

Performance Share means an Award, in the amount determined by the Committee and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment, or a combination of Common Stock and cash, upon achievement of performance objectives in accordance with the provisions of Article VIII. The Committee, in its discretion, will determine whether a Performance Share will be settled with shares of Common Stock, cash or a combination of Common Stock and cash.

1.19.	Plan.

Plan means the Alliance One International, Inc. 2016 Incentive Plan.

1.20.	Prior Plan.

Prior Plan means the Alliance One International, Inc. 2007 Incentive Plan, Amended and Restated effective August 11, 2011.

1.21.	SAR.

SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the Date of Exercise, payable in cash, shares of Common Stock or a combination of Common Stock and cash at the discretion of the Committee, over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.22.	Stock Award.

Stock Award means Common Stock awarded to a Participant under Article VII.

1.23.	Stock Unit Award.

Stock Unit Award means a right to receive one or more shares of Common Stock (or cash of an equivalent value) in the future awarded to a Participant under Article VII.

1.24.	Substitute Award.

Substitute Award means an Award granted in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, by a corporation or other trade or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company in recruiting and retaining employees and members of the Board with ability and initiative by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options, SARs, Stock Awards, Stock Unit Awards, Performance Share Awards, and Incentive Awards. Both Incentive Stock Options and Options not so qualifying can be granted. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

ARTICLE III

ADMINISTRATION

3.01.	Administrative Authority.

Except as provided in this Article III, the Plan shall be administered by the Committee; provided, however, that awards to the Chief Executive Officer or members of the Board who are not employed by the Company or an Affiliate, the terms of such awards and the settlement of such awards shall be subject to the final approval of the Board. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award. Notwithstanding any such conditions (but subject to the express provisions of the Plan), the Committee, in its discretion, may accelerate the time at which any Option or SAR may be exercised or the time at which any other Award may become transferable or nonforfeitable. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; to prescribe the form of agreements and documents used in connection with the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, or Award. All expenses of administering this Plan shall be borne by the Company.

To the extent permitted by applicable law, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Participants who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time. In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee’s delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the prior delegation.

3.02.	Agreements.

Except as provided in this Article III, all Awards granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt, except that recurring Awards to members of the Board need not be evidenced by separate agreements in which case the terms of such Awards and the settlement of such Awards shall be governed by the resolutions adopted by the Board in approving such Awards pursuant to Section 3.01 of this Plan.

3.03.	Employment or Service.

In the event that the terms of an Agreement provide that the Participant must complete a stated period of employment or service as a condition of exercising, earning or retaining an Award, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE IV

ELIGIBILITY

Any employee of the Company or of any Affiliate (including any corporation or trade or business that becomes an Affiliate after the adoption of this Plan) or member of the Board is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or an Affiliate. The Committee will designate individuals to whom Awards are to be made and will specify the type of Award and the number of shares of Common Stock subject to each Award.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01.	Source of Shares.

Shares of Common Stock issued under the Plan shall be authorized but unissued shares.

5.02.	Maximum Number of Shares.

The maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards under this Plan is the sum of (i) 900,000 shares, (ii) the number of shares of Common Stock that remain available for issuance as new awards under the Prior Plan on the date this Plan is approved by shareholders in accordance with Article XVII and (iii) the number of shares of Common Stock covered by awards made under the Prior Plan that are outstanding on the date this Plan is approved by shareholders in accordance with Article XVII and are forfeited or otherwise terminated without delivery of shares after the date this Plan is approved by shareholders in accordance with Article XVII and that would be available for new awards under Section 5.03 if the Prior Plan awards had been made under this Plan. In determining the number of shares issued pursuant to Awards under this Plan for the purpose of the foregoing limitation, the number of shares deemed issued shall be (i) the actual number of shares issued pursuant to such Awards for Awards of Options or Stock Appreciation Rights and (ii) twice the actual number of shares issued pursuant to such Awards for Awards other than Options or Stock Appreciation Rights. Shares of Common Stock underlying Awards that are settled in cash, and shares of Common Stock underlying Substitute Awards, shall not reduce the number of Shares available for Awards.

The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be adjusted as provided in this Article V and Article XII.

5.03.	Forfeitures, etc.

To the extent that an Award involving the issuance of shares of Common Stock is forfeited or otherwise terminates without the delivery of shares, the shares of Common Stock allocated to such Award may be reallocated to other Awards to be granted under this Plan, provided that this provision shall not be applicable with respect to (i) the cancellation of a Corresponding SAR upon the exercise of the related Option or (ii) the cancellation of an Option upon the exercise of the Corresponding SAR.

Notwithstanding the foregoing, shares of Common Stock which are tendered (actually or by attestation), by a Participant or withheld by the Company to pay the option price or satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award may not be reallocated to other Awards to be granted under this Plan. Furthermore, if an SAR is exercised and settled, in whole or in part, with Common Stock then the number of shares available for grant shall be reduced by the total number of shares for which the SAR was exercised (rather than the number of shares of Common Stock issued).

ARTICLE VI

OPTIONS AND SARs

6.01.	Award.

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option or SAR is to be granted and will specify the number of shares of Common Stock covered by the award. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. No Participant may be granted Incentive Stock Options or related SARs (under all incentive stock option plans of the Company and its Affiliates) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding the amount prescribed by Section 422(d) of the Code as in effect from time to time. No Participant may be granted Options in any calendar year for more than 600,000 shares of Common Stock, subject to adjustment as provided in Article XII. No Participant may be granted SARs that are not related to an Option in any calendar year for more than 600,000 shares of Common Stock, subject to adjustment as provided in Article XII. For purposes of the two preceding sentences, an Option and any Corresponding SAR related to the Option shall be treated as a single award.

6.02.	Option Price.

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted. Except for adjustments authorized under Article XII, no Option or SAR may be repriced, replaced, regranted through cancellation, repurchased, or modified without shareholder approval, if the effect would be to reduce the option price or Initial Value, as applicable, for the shares underlying such Award. In addition, at any time when the exercise price per share of an Option or SAR is above the Fair Market Value, the Company shall not, without shareholder approval, purchase such Option or SAR for cash or other consideration.

6.03.	Maximum Period.

The maximum period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant except that no Option or SAR shall be exercisable after the expiration of ten years from the date the Option or SAR was granted. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

6.04.	Nontransferability.

Except as provided in Section 6.05, Options and SARs granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.	Transferable Options and SARs.

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option or SAR may be transferred by a Participant to the Participant’s children, grandchildren or spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners. Options and SARs may not be transferred to third parties for consideration without shareholder approval. The holder of an Option or SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or SAR except by will or the laws of descent and distribution. In the event of any such transfer (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.	Exercise.

An Option or SAR granted under this Plan shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of this Article VI and Article XIII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. The preceding sentence to the contrary notwithstanding and except as provided in Section 6.10, an Option or SAR that becomes exercisable solely on account of the Participant’s continued employment shall not become fully exercisable before the third anniversary of the date of grant. The preceding sentence to the contrary notwithstanding, up to five percent (5%) of the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards under this Plan may be granted without such minimum exercisable period to Participants who are members of the Board but are not employees of the Company or an Affiliate on the date of grant. A Corresponding SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the shares remaining subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

6.07.	Payment of Option Price.

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company or by attesting to such ownership of shares. If Common Stock is used to pay all or part of the Option price, the shares surrendered or attested must have an aggregate Fair Market Value (determined as of the day preceding the Date of Exercise) that, together with any cash or cash equivalent paid, is not less than the option price for the number of shares for which the Option is being exercised.

6.08.	Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR.

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

6.09.	Shareholder Rights.

No Participant shall have any rights as a shareholder with respect to shares subject to an Option or SAR until, and then only to the extent that, the Option or SAR is exercised and Common Stock is issued to the Participant.

6.10.	Termination of Employment; Change in Control.

Section 6.06 to the contrary notwithstanding, the Committee may provide that an Option or SAR shall be or shall become exercisable, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 6.10 may be made at the time the Option or SAR is granted or thereafter (but before the expiration or forfeiture of the Option or SAR).

ARTICLE VII

STOCK AND STOCK UNIT AWARDS

7.01.	Award.

In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award or Stock Unit Award is to be made and will specify the number of shares of Common Stock covered by the Award; provided, however, that no Participant may be awarded Stock Awards or Stock Unit Awards in any calendar year for more than 600,000 shares of Common Stock, subject to adjustment as provided in Article XII.

7.02.	Vesting.

As provided in this Section 7.02, but subject to Section 7.04, the Committee, on the date of the award, shall prescribe that a Participant’s rights in a Stock Award or Stock Unit shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the employ or service of the Company and its Affiliates before the expiration of a stated term or if the Company, the Company and its Affiliates or the Participant fail to achieve stated objectives. Stock Awards and Stock Units that become vested and transferable solely on account of the Participant’s continued employment shall not become entirely vested and transferable before the first anniversary of the date of grant. The preceding sentence to the contrary notwithstanding, up to five percent of the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards under this Plan may be granted without such minimum vesting requirement to Participants who are members of the Board but are not employees of the Company or an Affiliate on the date of grant. A Stock Award or Stock Unit Award shall become vested and nontransferable only to the extent that the Committee first certifies that any restrictions or objectives have been satisfied.

7.03.	Shareholder Rights.

Prior to their forfeiture in accordance with the terms of the Agreement and while Stock Awards are nonvested, nontransferable or both, a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock issued as a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares become vested and transferable.

No Participant shall, as a result of receiving a Stock Unit Award, have any rights as a shareholder until, and then only to the extent that, the Stock Unit Award is earned and Common Stock is issued to the Participant. Stock Unit Awards may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be paid currently, accumulated, or deemed reinvested in additional Stock Unit Awards, as determined by the Committee and set forth in the Agreement.

7.04.	Termination of Employment; Change in Control.

Section 7.02 to the contrary notwithstanding, the Committee may provide that a Stock Award or Stock Unit shall be or shall become vested and transferable, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 7.04 may be made at the time a Stock Award or Stock Unit is granted or thereafter (but before the forfeiture of the Stock Award of Stock Unit).

ARTICLE VIII

PERFORMANCE SHARE AWARDS

8.01.	Award.

In accordance with the provisions of Article IV, the Committee will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the Award; provided, however, that no Participant may be awarded Performance Shares in any calendar year for more than 600,000 shares of Common Stock, subject to adjustment as provided in Article XII.

8.02.	Earning the Award.

Subject to Section 8.08, the Committee, on the date of the grant of Performance Shares, shall prescribe that the Performance Shares, or a portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Committee and set forth in the Agreement. Subject to Section 8.08, a performance period of at least one-year will be established for any Performance Shares and no payments will be made with respect to Performance Shares unless, and then only to the extent that, the Committee certifies that such objectives have been achieved.

8.03.	Issuance of Shares.

To the extent that a Performance Share Award is settled with Common Stock, the shares of Common Stock earned shall be issued to the Participant as soon as practicable after the Committee certifies the number of Performance Shares earned by the Participant. A fractional share shall not be issuable under this Article VIII but instead will be settled in cash.

8.04.	Settlement in Cash.

To the extent that a Performance Share Award is settled in cash, the payment will be made in a single sum as soon as practicable after the Committee certifies the number of Performance Shares earned by the Participant. To the extent that a Performance Share Award is settled in cash, the amount of cash payable under a Performance Share Award shall equal the Fair Market Value of the number of shares of Common Stock equal to the number of Performance Shares earned on the date that the Committee certifies the Participant’s right to receive the payment.

8.05.	Shareholder Rights.

No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and then only to the extent that the Performance Shares are earned and Common Stock is issued to the Participant.

8.06.	Nontransferability.

Except as provided in Section 8.07, a Participant may not transfer a Performance Share award or the right to receive payment thereunder other than by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Share award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

8.07.	Transferable Performance Shares.

Section 8.06 to the contrary notwithstanding, the Committee may grant Performance Shares that are transferable to the Participant’s children, grandchildren or spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided however, that the Participant may not receive any consideration for the transfer without shareholder approval. The holder of a Performance Share transferred pursuant to this section shall be bound by the same terms and conditions that governed the Performance Share award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Performance Share award except by will or the laws of descent and distribution.

8.08.	Termination of Employment; Change in Control.

Section 8.02 to the contrary notwithstanding, the Committee may provide that a Performance Share Award shall be or shall become earned, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 8.08 may be made at the time a Performance Share is awarded or thereafter (but before the forfeiture of the Performance Share Award).

ARTICLE IX

INCENTIVE AWARDS

9.01.	Award.

The Committee shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Committee. With respect to an Incentive Award based on a performance period of one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds $2,000,000. With respect to an Incentive Award based on a performance period of more than one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds the product of (i) $125,000 and (ii) the number of months in the performance period. For awards intended to qualify as performance-based compensation under Code Section 162(m), no Participant may receive share awards that exceed 1,000,000 shares in aggregate, and cash awards that exceed $10,000,000 in aggregate, for any calendar year.

9.02.	Terms and Conditions.

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only to the extent that the Company achieves performance objectives or such other criteria as may be prescribed by the Committee and set forth in the Agreement. Except as provided in Section 9.08, the performance period of an Incentive Award shall be at least one year.

9.03.	Nontransferability.

Except as provided in Section 9.04, a Participant may not transfer an Incentive Award or the right to receive payment thereunder other than by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.04.	Transferable Incentive Awards.

Section 9.03 to the contrary notwithstanding, the Committee may grant Incentive Awards that are transferable to the Participant’s children, grandchildren or spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however that the Participant may not receive any consideration for the transfer without shareholder approval. The holder of an Incentive Award transferred pursuant to this section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

9.05.	Issuance of Shares.

To the extent that an Incentive Award is settled with Common Stock, the shares of Common Stock shall be issued to the Participant as soon as practicable after the Committee certifies the extent to which the Incentive Award has been earned. The issuance of Common Stock in full or partial settlement of an Incentive Award shall be based on the Fair Market Value on the date the Committee certifies the extent to which the Incentive Award has been earned.

9.06.	Settlement in Cash.

To the extent that an Incentive Award is settled in cash, the payment will be made in a single sum as soon as practicable after the Committee certifies the extent to which the Incentive Award has been earned.

9.07.	Shareholder Rights.

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of the Incentive Award until, and then only to the extent that, the Incentive Award is earned and settled with the issuance of Common Stock.

9.08.	Termination of Employment; Change in Control.

Section 9.02 to the contrary notwithstanding, the Committee may provide that an Incentive Award shall be or shall become earned, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 9.08 may be made at the time an Incentive Award is granted or thereafter (but before the forfeiture of the Incentive Award).

ARTICLE X

CHANGE IN CONTROL

10.01.	Impact of Change in Control.

In accordance with Sections 6.10, 7.04, 8.08, and 9.08 and to the extent provided by the Committee thereunder, but subject to Sections 10.02, 10.03 and 10.04, upon a Change in Control, (i) each Option and SAR shall be exercisable, (ii) each Stock Award and Stock Unit will become transferable and nonforfeitable, (iii) each Performance Share shall be earned and (iv) each Incentive Award shall be earned.

10.02.	Assumption Upon Change in Control.

In the event of a Change in Control the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Stock Unit, Performance Share or Incentive Award shall be assumed by, or will be replaced by a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Stock Unit, Performance Share or Incentive Award being assumed or substituted. The assumed or substituted award shall have a value, as of the completion of the Change in Control, that is substantially equal to the value of the original award (or the difference between the Fair Market value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

10.03.	Cash-Out Upon Change in Control.

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Stock Unit, Performance Share and Incentive Award shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by shareholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by stockholder for each share of Common Stock subject to a Stock Award, Stock Unit and Performance Shares.

10.04.	Cancellation of options and SARs.

In the event of a Change in Control, the Committee, in its sole discretion and without the need for a Participant’s consent, may provide that an outstanding Option or SAR that is exercisable on or before the completion of the Change in Control shall be cancelled and forfeited if not exercised on or before completion of the Change in Control.

10.05.	Limitation on Benefits.

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Article X, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted in the following order:

(i) First, by reducing Payments (other than Low Ratio Benefits) that are not subject to section 409A of the Code (in the order that Participant elects);

(ii) Next, if further reduction is necessary, from Payments (other than Low Ratio Benefits) that are subject to section 490A of the Code, which Payments shall be reduced in the order of lowest to highest value and, if more than one Payment has the same value, the reduction shall be in the order the such Payments would have been paid or provided beginning with the last such Payment to be paid or provided and ending with the first such Payment to be paid or provided and if the Payments would have been provided at the same time, the reduction will be made first from cash benefits and next from non-cash benefits;

(iii) Next, if further reduction is necessary, from Low Ratio Benefits that are subject to section 409A of the Code, which Low Ratio Benefits shall be reduced in the order of lowest to highest value and if a Low Ratio Benefit has the same value, the reduction shall be in the order that such Low Ratio Benefits would be paid or provided beginning with the last Low Ratio Benefit to be paid or provided and ending with the first such Low Ratio Benefit to be paid or provided and if the Low Ratio Benefits would have been provided at the same time, the reduction will be made first from cash benefits and next from non-cash benefits; and,

(iv) Finally, if further reduction is necessary, from Low Ratio Benefits that are not subject to section 409A of the Code (in the order that Participant elects).

The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article X, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Article X (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Article X (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment, without interest, will be paid to the Participant promptly by the Company.

For purposes of this Article X, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Change in Control. For purposes of this Article X, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped

Payments, as applicable, in effect on the date of payment. For purposes of this Article X, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder. For purposes of this Article X, the term “Low Ratio Benefit” means a payment or benefit which is taken into account for purposes of calculating excise tax and which has a value for purposes of calculating excise tax that is less than the actual value of such payment or benefit such that the ratio of the value of the payment or benefit for purposes of calculating the excise tax to the actual value of the payment or benefit is less than one hundred percent (100%).

Notwithstanding any other provision of this Section 10.05, the limitations and provisions of this Section 10.05 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.

ARTICLE XI

PERFORMANCE-BASED COMPENSATION

The Committee may determine whether any Stock Award, Stock Unit Award, Performance Share Award, or Incentive Award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any Awards designated as “performance-based compensation” shall be conditioned on the achievement of one or more of the following performance objectives and will be subject to all other conditions and requirements of Section 162(m): Fair Market Value or the Company’s revenue, gross profit, operating income, operating ratio, earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, return on capital, economic profit, operating cycle, total shareholder return, return on equity, return on assets, cash flow, debt reduction, return on investments, debt-to-earnings ratio, net income or earnings per share. Performance objectives may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to an Affiliate, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Affiliate, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Such terms and conditions also may include other limitations on payment or settlement including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate or that the Company, an Affiliate, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under the Award.

The Committee may provide that any evaluation of performance shall include or exclude any of the following: asset write-downs; litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles, regulation, or other laws or regulations affecting reported results; any reorganization and restructuring programs; acquisitions or divestitures; unusual or nonrecurring items identified in the Company’s audited financial statements, including footnotes; annual incentive payments or other bonuses; capital charges; or, such other factors as the Committee may determine, excluding any adjustments that would result in the Company paying non-deductible compensation to a Participant.

ARTICLE XII

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares that may be issued pursuant to Awards, the per individual limitations on Awards, and the terms of outstanding Awards (including the option price or Initial Value) shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, extraordinary cash dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XII by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards may be granted, the per individual limitations on Awards or the terms of outstanding Awards.

The Committee may issue Substitute Awards in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate or whose employer becomes an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan, the terms of such Substitute Awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Award was made or settled may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV

GENERAL PROVISIONS

14.01.	Effect on Employment or Service.

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

14.02.	Unfunded Plan.

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03.	Rules of Construction.

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

14.04.	Tax Withholding.

The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include procedures to permit or require a Participant to satisfy such obligation in whole or in part but only up to such amount permitted under current accounting rules without causing the Award to become a “liability-classified” award, by having the Company withhold shares of Common Stock from the shares to which the Participant is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Notwithstanding the foregoing, the Company, in its sole discretion, may withhold all such required taxes from any amount otherwise payable to a Participant.

14.05.	Governing Law.

The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the Commonwealth of Virginia, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

14.06.	Section 409A.

Notwithstanding any provision in the Plan or an Agreement, if any provision of this Plan or an Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

14.07.	Other Compensation and Benefits.

The adoption of this Plan shall not affect any other compensation plans in effect for the Company or any Affiliate, nor preclude the Company or any Affiliate from establishing any other compensation plan.

ARTICLE XV

AMENDMENT

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no amendment or modification will be effective without the approval of the shareholders of the Company if such approval is required under applicable laws or the rules of the exchange on which the Common Stock is listed. No Plan amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

ARTICLE XVI

DURATION OF PLAN

No Awards may be awarded or granted under this Plan after August 11, 2026. Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVII

EFFECTIVE DATE OF PLAN

Options, SARs, Stock Unit Awards, Performance Share Awards, and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no Option or SAR will be exercisable and no Stock Unit Award, Performance Share Award, or Incentive Award will be settled unless and until this Plan is approved by a majority of the votes entitled to be cast by the shareholders of the Company, voting either in person or by proxy, at a duly held shareholders’ meeting. Stock Awards may be granted under this Plan upon its approval by the shareholders of the Company in accordance with the preceding sentence.

ALLIANCE ONE INTERNATIONAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

Noah’s Event Venue

5180 Paramount Parkway

Morrisville, North Carolina 27560

August 11, 2016

10:00 a.m.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at http://www.astproxyportal.com/ast/20132/

Please sign, date and mail your proxy card in

the envelope provided as soon as possible.

  Please detach along perforated line and mail in the envelope provided.

■ 20330303030000000000 1	081116

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES,

“FOR” PROPOSALS 2, 3 AND 4, AND “AGAINST” PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors: Three Class I nominees for a three-year term expiring in 2019:						FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: Jeffrey A. Eckmann (Class I) Joyce L. Fitzpatrick (Class I) John D. Rice (Class I)		2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2017.	☐	☐	☐
				3.	Adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers.	☐	☐	☐
				4.	Approval of the proposed Alliance One International, Inc. 2016 Incentive Plan.	☐	☐	☐
				5.	Approval of the shareholder proposal requesting that the Company participate in mediation of alleged human rights violations.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before it.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	The undersigned revokes all proxies heretofore given by the undersigned.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF SHAREHOLDERS OF ALLIANCE ONE INTERNATIONAL, INC.

Noah’s Event Venue, 5180 Paramount Parkway

Morrisville, North Carolina 27560

August 11, 2016 at 10:00 a.m.

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/20132

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

■ 20330303030000000000 1	081116

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES,

“FOR” PROPOSALS 2, 3 AND 4, AND “AGAINST” PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors: Three Class I nominees for a three-year term expiring in 2019:						FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: Jeffrey A. Eckmann (Class I) Joyce L. Fitzpatrick (Class I) John D. Rice (Class I)		2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2017.	☐	☐	☐
				3.	Adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers.	☐	☐	☐
				4.	Approval of the proposed Alliance One International, Inc. 2016 Incentive Plan.	☐	☐	☐
				5.	Approval of the shareholder proposal requesting that the Company participate in mediation of alleged human rights violations.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before it.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	The undersigned revokes all proxies heretofore given by the undersigned.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

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PROXY

ALLIANCE ONE INTERNATIONAL, INC.

Annual Meeting of Shareholders - August 11, 2016

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints William L. O’Quinn, Jr. and Joel L. Thomas or either of them, each with full power of substitution, as proxies, to represent the undersigned and to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of ALLIANCE ONE INTERNATIONAL, INC., to be held at 10:00 a.m. on Thursday, August 11, 2016, at the Noah’s Event Venue, 5180 Paramount Parkway, Morrisville, North Carolina 27560 and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions given on the reverse side of this card. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof. To the extent no directions are given on a proposal, this proxy will be voted FOR the nominees listed on the reverse side, FOR proposals 2, 3 and 4, and AGAINST proposal 5.

(Continued and to be signed on the reverse side.)

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